UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TAYLOR CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Taylor Capital Group, Inc., a Delaware corporation (the “Company”), to be held at 9:00 a.m., central time, on December 27, 2011, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018.

At the Special Meeting, stockholders will be asked to consider amendments to the terms of the Company’s 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”), to provide the Company with the ability to convert the outstanding shares of Series C Preferred and Series E Preferred into shares of the Company’s common stock and Nonvoting Convertible Preferred Stock, Series G (the “Series G Preferred”), respectively, on or before December 31, 2011. As described in greater detail in the enclosed Proxy Statement, if the proposed amendments are approved by the stockholders, the Company anticipates exercising its option to convert the outstanding shares of Series C Preferred and Series E Preferred pursuant to their amended terms shortly following the Special Meeting. These conversions, if consummated, would improve the Company’s capital position by increasing its level of tangible common equity and allow the Company to preserve capital and enhance liquidity by paying all future dividends on the Series C Preferred and Series E Preferred through May 28, 2015, in the form of shares of common stock and Series G Preferred, respectively, at the time of conversion. In light of these benefits, our Board of Directors believes that the proposed amendments to the terms of the Series C Preferred and Series E Preferred are in the best interests of the Company and its stockholders.

At the Special Meeting, stockholders will also be asked to vote on an amendment to Article Fifth of our Third Amended and Restated Certificate of Incorporation to terminate our Executive Committee as of December 31, 2011. The effect of such an amendment would be to simplify the Company’s governance structure going forward and to provide for a more efficient organizational decision-making process by removing the requirement to seek Executive Committee approval for various corporate matters. In light of these benefits, our Board of Directors believes that the proposed amendment to terminate our Executive Committee as of December 31, 2011, is in the best interests of the Company and its stockholders.

Each of the matters to be considered at the Special Meeting is described in greater detail in the attached Notice of Special Meeting of Stockholders and the accompanying Proxy Statement. On behalf of our Board of Directors, I encourage you to read the accompanying Proxy Statement and vote promptly. It is important that your shares be represented at the meeting. To ensure that your shares are represented at the meeting, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it, regardless of your plans for attending the Special Meeting.

We look forward to seeing you at the Special Meeting.

Sincerely,

Mark A. Hoppe

Chief Executive Officer and President

Rosemont, Illinois

November 23, 2011

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A Special Meeting of Stockholders (the “Special Meeting”) of Taylor Capital Group, Inc. (the “Company”) will be held on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018 on December 27, 2011, at 9:00 a.m., central time, for the following purposes:

1.    To approve an amendment to the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), to provide the Company with the ability to convert the shares of Series C Preferred to shares of its common stock at its option on or before December 31, 2011;

2.    To approve an amendment to the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”) to provide the Company with the ability to convert the shares of Series E Preferred to shares of its Nonvoting Convertible Preferred Stock, Series G, at its option on or before December 31, 2011;

3.    To approve an amendment to Article Fifth of the Company’s Third Amended and Restated Certificate of Incorporation to terminate our Executive Committee as of December 31, 2011; and

4.    To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on November 21, 2011, as the record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting.

Your vote is important. We encourage you to submit a proxy with your voting instructions as promptly as possible, whether or not you intend to attend the meeting in person. You may submit your proxy with your voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid reply envelope.

By Order of the Board of Directors,

Mark A. Hoppe

Chief Executive Officer and President

Rosemont, Illinois

November 23, 2011

TAYLOR CAPITAL GROUP, INC.

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

PROXY STATEMENT

For the Special Meeting of Stockholders

To Be Held On December 27, 2011

Our Board of Directors is soliciting proxies to be voted at the Special Meeting of Stockholders on December 27, 2011, at 9:00 a.m., central time, and at any adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth in the attached Notice of Special Meeting of Stockholders. The notice, this Proxy Statement and the form of proxy enclosed are first being sent to stockholders on or about November 23, 2011. As used in this Proxy Statement, the terms “the Company,” “we,” “us” and “our” refer to Taylor Capital Group, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDERS’ MEETING TO BE HELD ON DECEMBER 27, 2011

Full copies of the Proxy Statement, the proxy form and other materials for the Special Meeting are available on the Internet at http://www.taylorcapitalgroup.com. Stockholders will also receive a full set of these materials through the mail from us or from the stockholder’s broker or fiduciary.

Annexes

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

AND THE SPECIAL MEETING

The following questions and answers briefly discuss some commonly asked questions about these proxy materials and the Special Meeting. You should read carefully this entire Proxy Statement before deciding how to vote your shares at the Special Meeting.

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with a Special Meeting of Stockholders to be held on December 27, 2011. Stockholders of record of our common stock, our 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), and our 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”), as of the close of business on November 21, 2011 (the “Record Date”), are invited to attend the Special Meeting. Please note, holders of our common stock, Series C Preferred and Series E Preferred are entitled to different voting rights with respect to certain of the matters to be considered at the Special Meeting. See “Who is entitled to vote on each of the matters at the Special Meeting?” for further information regarding which of the proposals you are entitled to vote on at the Special Meeting. You are requested to vote on each of the proposals on which you are entitled to vote.

Q:	Who is soliciting my vote pursuant to this Proxy Statement?

A:	Our Board of Directors is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at 9:00 a.m., central time, on December 27, 2011, on the ninth floor of our executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018. You may obtain directions to the meeting location so that you may vote in person by calling our Investor Relations Department at (847) 653-7166.

Q.	What matters will be considered at the Special Meeting?

A.	There will be three proposals to be considered by stockholders at the Special Meeting, as follows:

•

Proposal 1: The first proposal is to approve an amendment to the Certificate of Designations of the Series C Preferred (the “Series C Certificate”) to provide the Company with the ability to convert the shares of Series C Preferred to shares of common stock at its option on or before December 31, 2011 (such amendment, the “Series C Amendment,” and such conversion, the “Series C Conversion”).

•

Proposal 2: The second proposal is to approve an amendment to the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), and Series E Preferred (the “Series D & E Certificate”) to provide the Company with the ability to convert the shares of Series E Preferred to shares of Nonvoting Convertible Preferred Stock, Series G (the “Series G Preferred”), at its option on or before December 31, 2011 (such amendment, the “Series E Amendment,” and such conversion, the “Series E Conversion”).

•

Proposal 3: The third proposal is to approve an amendment to Article Fifth of the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to terminate our Executive Committee as of December 31, 2011 (the “Executive Committee Amendment”).

As described in further detail under “Who is entitled to vote on each of the matters to be considered at the Special Meeting?,” holders of the Company’s common stock and Series C Preferred are entitled to vote on, and are being asked to consider and vote upon, all three of the proposals. Holders of the Series E Preferred are only entitled to vote upon Proposal 2, and are therefore only being asked to consider and vote upon that proposal.

Q:	How does our Board of Directors recommend that I vote?

A:	Our Board of Directors recommends that you vote “FOR” each of the proposals on which you are entitled to vote. As described in further detail below, the Board of Directors’ recommendation with respect to Proposal 1 and Proposal 2 is based upon the recommendation of a special committee of our Board of Directors comprised of independent and disinterested directors (the “Special Committee”).

Q:	Why is our Board of Directors recommending I approve each of the proposals on which I am entitled to vote?

A:	Consistent with our capital plan, our Board of Directors has determined that it would be prudent to take action to realign and improve our capital structure to support the continued pursuit of our “fix and grow” strategy. To objectively evaluate possible capital restructuring alternatives and negotiate the terms thereof, our Board of Directors created the Special Committee, comprised solely of independent and disinterested directors. The Special Committee, in turn, engaged Sandler O’Neill + Partners, L.P. (“Sandler”), an investment banking firm experienced in advising financial institutions with respect to various matters, to provide the Special Committee with financial advisory services with respect to the Special Committee’s consideration of capital restructuring alternatives.

After considering several potential alternatives, the Special Committee determined that the Series C Conversion and Series E Conversion on the terms described in this Proxy Statement were desirable and efficient methods to realign and improve our capital structure in a timely manner and were therefore in the best interests of our stockholders. After consultation with its legal and financial advisors, and upon recommendation of the Special Committee, our Board of Directors also determined that it would be in the best interests of the Company and its stockholders to provide the Company with the ability to complete the Series C Conversion and Series E Conversion. One of several factors that our Board of Directors considered in its decision was the opinion of Sandler that the Series C Amendment and the Series E Amendment (the “Amendments”) are fair from a financial point to the Company’s common stockholders as of the date of Sandler’s opinion. The full text of the final, written opinion of Sandler, dated October 17, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex V. Our stockholders are encouraged to read this opinion in its entirety.

Approval of Proposal 1 and Proposal 2 will provide the Company with the flexibility and authorization to complete the Series C Conversion and Series E Conversion on terms that our Board of Directors believes to be fair to, and in the best interests of, both the Company and our stockholders, and therefore the Board of Directors recommends you vote to approve such proposals.

Additionally, our Board of Directors, upon the recommendation of our Executive Committee, has determined that it would be in the best interests of the Company and our stockholders to amend Article Fifth of the Certificate of Incorporation to terminate our Executive Committee as of December 31, 2011. Certain corporate matters currently require the separate approval of the Executive Committee (in addition to the approval of our Board of Directors) to be implemented. Thus, if approved by the stockholders, the proposed amendment would simplify the Company’s governance structure going forward and provide for a more efficient organizational decision-making process by removing the requirement to seek Executive Committee approval for certain corporate matters. For these reasons, our Board of Directors believes Proposal 3 is in the best interests of the Company and our stockholders, and therefore recommends that you vote to approve such proposal.

Q:	Who is entitled to vote on each of the matters to be considered at the Special Meeting?

A:	Stockholders of record of our common stock, Series C Preferred and Series E Preferred at the close of business on the Record Date will be entitled to vote at the Special Meeting. Each share of our common stock is entitled to one vote on each proposal at the Special Meeting. At the close of business on the Record Date, there were 20,417,428 shares of our common stock outstanding and entitled to vote at the meeting.

As of that same date, there were a total of 1,276,480 shares of Series C Preferred outstanding. Pursuant to the Series C Certificate, holders of Series C Preferred are entitled to vote, on an as-converted basis (at a conversion rate, as of the date of this Proxy Statement, of 2.03583 shares of common stock per each share of Series C Preferred), with the holders of our common stock on all matters on which holders of our common stock are entitled to vote. Further, the Series C Certificate specifies that certain amendments to the Series C Certificate, such as those contained in Proposal 1, require a separate vote of the holders of Series C Preferred. Thus, in addition to voting on an as-converted basis with the holders of our common stock on all matters, the holders of Series C Preferred will also vote separately as a class on Proposal 1.

Finally, as of the Record Date, there were also a total of 223,520 shares of Series E Preferred outstanding. Pursuant to the Series D & E Certificate, holders of Series E Preferred generally are not entitled to voting rights with respect to the Company’s affairs. However, the Series D & E Certificate specifies that certain amendments to the Series D & E Certificate, such as those described in Proposal 2, require a separate vote of the holders of Series E Preferred. Therefore, holders of Series E Preferred are not entitled to vote on any of the matters to be considered at the Special Meeting, except for Proposal 2, on which holders of Series E Preferred will be entitled to vote separately as a class.

Q:	If I am a holder of shares of the Series C Preferred, what will I receive if the Series C Amendment is approved and the Series C Conversion is ultimately consummated?

A:	If the Series C Amendment receives stockholder approval and the Series C Conversion is subsequently consummated, for each share of Series C Preferred that you own on the conversion date you will receive: (i) the same 2.03583 shares of common stock as you would currently receive if you elected to convert your Series C Preferred as of the date of this Proxy Statement; and (ii) additional shares of common stock equal to the $7.00 of future dividends you would have received on your Series C Preferred through May 28, 2015, if declared, converted into shares of common stock at the closing price of the common stock on the trading day immediately preceding the conversion date. The intent and effect of this higher conversion rate is to compensate you for the future dividends you would forego if the Series C Preferred is converted on or before December 31, 2011. Further detail with respect to the terms of the Series C Preferred and common stock can be found under “COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE SERIES C AMENDMENT AND SERIES E AMENDMENT,” “DESCRIPTION OF SERIES C PREFERRED” and “DESCRIPTION OF COMMON STOCK” below. You should consult your own tax advisor regarding the particular tax consequences to you of the Series C Conversion including the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

Q:	If I am a holder of shares of the Series E Preferred, what will I receive if the Series E Amendment is approved and the Series E Conversion is ultimately consummated?

A:	If the Series E Amendment receives stockholder approval and the Series E Conversion is subsequently consummated, for each share of Series E Preferred Stock that you own on the conversion date you will receive: (i) 2.03583 shares of Series G Preferred; and (ii) additional shares of Series G Preferred equal to the $7.00 of future dividends you would have received on your Series E Preferred through May 28, 2015, if declared, converted into shares of Series G Preferred, based on the closing price of our common stock on the trading day immediately preceding the conversion date. The intent and effect of this higher conversion rate is to compensate you for the future dividends you would forego if the Series E Preferred is converted on or before December 31, 2011. The sole reason you will receive shares of Series G Preferred rather than Series D Preferred, as is currently provided for in the Series D & E Certificate, is because the number of shares of Series D Preferred that we are authorized to issue is insufficient to accommodate the conversion of all shares of Series E Preferred, assuming that all shares of the Series E Preferred are converted on or before December 31, 2011, and on the terms contained in the Series E Amendment. The terms of the Series D Preferred and Series G Preferred are virtually identical in all material respects. Further detail with respect to the terms of the Series D Preferred, Series E Preferred and Series G Preferred can be found under “COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE SERIES C AMENDMENT AND SERIES E AMENDMENT,” “DESCRIPTION OF SERIES D PREFERRED,” “DESCRIPTION OF SERIES E PREFERRED” and “DESCRIPTION OF SERIES G PREFERRED” below. You should consult your own tax advisor regarding the particular tax consequences to you of the Series E Conversion, including the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

Q:	How many shares are eligible to be voted?

A:	As of the Record Date, there were 20,417,428 shares of common stock entitled to vote at the Special Meeting, with each share of common stock entitled to one vote on each proposal.

In addition, there were 1,276,480 shares of Series C Preferred outstanding as of the Record Date, with the holders of such shares entitled to cast 2.03583 votes per share of Series C Preferred (for a total of 2,598,697 votes) on each of the proposals described in this Proxy Statement. As described under “Who is entitled to vote on each of the matters to be considered at the Special Meeting?,” the Series C Certificate also entitles holders of the Series C Preferred to a separate class vote with respect to Proposal 1. Thus, for the purposes of Proposal 1, the holders of Series C Preferred will also vote separately as a class and each share of Series C Preferred will be entitled to one vote for the purposes of such class vote (for a total of 1,276,480 votes).

Finally, as of the Record Date, there were 223,520 shares of Series E Preferred outstanding. As described under “Who is entitled to vote on each of the matters to be considered at the Special Meeting?” holders of Series E Preferred are not entitled to vote on any of the proposals to be considered at the Special Meeting except for Proposal 2, for which they are entitled to cast one vote per share in a class vote (for a total of 223,520 votes).

Q:	What is a quorum?

A:	The presence at the Special Meeting, in person or by proxy, of holders of 35% of our issued and outstanding shares of stock entitled to vote as of the Record Date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Special Meeting to vote in person, your shares of common stock and Series C Preferred will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Special Meeting may be adjourned or postponed.

Q:	What vote is required to approve each proposal?

A:	Approval of Proposal 1 will require the affirmative vote of a majority of the 23,016,125 votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date, voting together as a single class, as well as the affirmative vote of a majority of outstanding shares of Series C Preferred, voting as a separate class. Thus, to be approved, Proposal 1 must receive both 11,508,063 votes “FOR” in the combined vote of common and Series C Preferred stockholders, as well as 638,241 votes “FOR” in the separate class vote of the holders of Series C Preferred. Abstentions and broker non-votes with respect to Proposal 1 will have the same legal effect as a vote “AGAINST” that matter.

Approval of Proposal 2 will require the affirmative vote of a majority of the 23,016,125 votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date, voting together as a single class, as well as the affirmative vote of a majority of outstanding shares of Series E Preferred voting as a separate class. Thus, to be approved, Proposal 2 must receive both 11,508,063 votes “FOR” in the combined vote of common and Series C Preferred stockholders, as well as 111,761 votes “FOR” in the separate class vote of the holders of Series E Preferred. Abstentions and broker non-votes with respect to Proposal 2 will have the same legal effect as a vote “AGAINST” that matter.

Approval of Proposal 3 will require the affirmative vote of a majority of the 23,016,125 votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date, voting together as a single class. Thus, to be approved, Proposal 3 must receive 11,508,063 votes “FOR” in the combined vote of common and Series C Preferred stockholders. Abstentions and broker non-votes with respect to Proposal 3 will have the same legal effect as a vote “AGAINST” that matter.

Approval of any other business that may properly come before the Special Meeting, or any adjournments or postponements thereof, will generally require the affirmative vote of the number of votes cast by all holders of voting stock present in person or represented by proxy at the Special Meeting. Abstentions and broker non-votes with respect to these proposals will not affect whether these proposals are approved.

Q:	Have any holders of significant amounts of our capital stock indicated how they intend to vote on the proposals?

A:	As of the Record Date, each of the following persons held the corresponding percentage described of the total voting power with respect to the shares of our capital stock entitled to vote at the Special Meeting:

•

Members of the Taylor family, including Bruce W. Taylor and Jeffrey W. Taylor, each of whom serves as a member of our Board of Directors, beneficially owned approximately 22.7% of the aggregate voting power of our common stock and Series C Preferred voting together as a single class and 1.3% of the voting power of our Series C Preferred when voting as a separate class;

•

Harrison I. Steans and Jennifer W. Steans, each of whom serves as a member of our Board of Directors, and other members of their extended family beneficially owned approximately 26.4% of the aggregate voting power of our common stock and Series C Preferred voting together as a single class and 39.1% of the voting power of our Series C Preferred when voting as a separate class; and

•

Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (the “Prairie Funds”) together beneficially owned approximately 4.4% of the aggregate voting power of our common stock and Series C Preferred voting together as a single class and 100% of our Series E Preferred when voting as a separate class. C. Bryan Daniels, who serves as a member of our Board of Directors, is a managing member of the entity that serves as the sole general partner of the Prairie Funds and thus has shared voting power with respect to shares held by the Prairie Funds.

All of these stockholders have advised us that they intend to vote their shares at the Special Meeting in favor of each of the proposals to be considered. Assuming that all of these stockholders vote in favor of the proposals, we expect the proposals will be approved.

Q:	How may I cast my vote?

A:	If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the accompanying proxy card):

•	in person at the Special Meeting,

•	via the Internet,

•	by telephone, or

•	by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or via the Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. Further information regarding voting by telephone or via the Internet is provided below under “How may I cast my vote via the Internet or by telephone?”

Whichever method you use, the persons named as proxies on the proxy card will vote the shares of which you are the holder of record in accordance with your instructions. If you submit a proxy card (or submit your vote by Internet or telephone) without giving specific voting instructions, the proxies will vote your shares as recommended by our Board of Directors.

If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy. See “How do I vote if I am not a stockholder of record and what are broker non-votes?” for further information.

Q:	When should I send in my proxy card?

A:	If you vote by completing, dating and returning your proxy card by mail, you should send in your proxy card as soon as possible to make sure your shares will be voted at the Special Meeting.

Q:	How may I cast my vote via the Internet or by telephone?

A:	Voting via the Internet. If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 p.m., New York City time, on December 26, 2011. Visit the website address provided on the proxy card and have your proxy card available when you access the website, and follow the instructions on the card to obtain your records and to create an electronic voting instruction form.

Voting by telephone.    If you are a stockholder of record, you may call the telephone number indicated on the proxy card, and use any touch-tone telephone to transmit your vote up until 11:59 p.m., New York City time, on December 26, 2011. Have your proxy card available when you call and then follow the instructions.

If you hold your shares in “street name” (through a broker, bank or other nominee), that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote if I am not a stockholder of record and what are broker non-votes?

A:	If you own your shares in “street name” (through a brokerage account or other nominee), you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to the Special Meeting. Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers which are the beneficial owners of those shares have the authority to vote only on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters.

None of the proposals set forth in this Proxy Statement are considered “routine” matters. Thus, member brokers will not have discretionary authority to vote any shares in connection with any of the proposals set forth in this Proxy Statement. Accordingly we do not anticipate any “broker non-votes.”

Q:	How may I revoke or change my vote?

A:	If you are a stockholder of record, you may revoke your proxy before it is voted at the Special Meeting by:

•	voting again by telephone or Internet prior to 11:59 p.m., New York City time, on December 26, 2011;

•	submitting a later-dated properly completed proxy card;

•	delivering written notice to our Investor Relations Department prior to 5:00 p.m., central time, on December 26, 2011, stating that you are revoking your proxy; or

•	attending the Special Meeting and voting your shares in person (but attendance at the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Q:	Are stockholders entitled to appraisal rights?

A:	No. No holder of any class or series of our capital stock (including our common stock, Series C Preferred and Series E Preferred entitled to vote at the Special Meeting) is entitled to appraisal rights under the General Corporation Law of the State of Delaware in connection with any of the proposals described in this Proxy Statement.

Q:	Who is paying for the costs of this proxy solicitation?

A:	We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Q:	What happens if the Special Meeting is postponed or adjourned?

A:	Your proxy will still be effective and may be voted at the Special Meeting when it is reconvened. You will still be able to change or revoke your proxy until it is voted at the reconvened Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Also, if you are the holder of more than one class or series of our capital stock entitled to vote at the Special Meeting, you will receive a separate proxy card for each class or series of stock you hold. Please complete, sign, date, and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What should I do if I have questions?

A:	If you have more questions about the Special Meeting, the proposals or this Proxy Statement, or would like additional copies of this Proxy Statement or the proxy card, you should contact our Investor Relations Department at (847) 653-7166.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this proxy statement and the documents that we incorporate by reference in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as “may,” “might,” “expect,” “plan,” “predict,” “potential,” “contemplate,” “should,” “will,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the impact of the regulatory environment on our operations, including regulatory restrictions and liquidity constraints at the holding company level that could impair our ability to pay dividends or interest on our outstanding securities; the risk that our regulators could require us to maintain regulatory capital in excess of the levels needed to be considered well capitalized; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; adverse economic conditions and continued disruption in the credit and lending markets impacting our business and the businesses of our customers, as well as other banks and lending institutions with which we have commercial relationships; the uncertainties in estimating the fair value of underlying loan collateral, including the fair value of developed real estate and undeveloped land, in light of declining demand for such assets and continuing illiquidity in the Chicago real estate market; lending concentration risks, including the risks associated with the high volume of loans secured by commercial real estate in our portfolio; possible volatility in loan charge-offs and recoveries between periods; the continued decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago area; the risks associated with the planned growth of our mortgage unit, including the expansion into new geographic markets and regulatory changes; the effect on operations of our customers’ changing use of our deposit products and the possibility that our wholesale and core funding sources may prove insufficient to support our operations and future growth; significant restrictions on our operations as a result of our participation in the Troubled Asset Relief Program and Capital Purchase Program; the effect on our profitability if interest rates fluctuate, as well as the effect of changes in general economic conditions, continued volatility in the capital markets, our debt credit ratings, deposit flows and loan demand; the effectiveness of our hedging transactions and their impact on our future results of operations; the potential impact of certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud; the conditions of the local economy in which we operate and continued weakness in the local economy; the impact of changes in legislation, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or regulatory and accounting principles, policies and guidelines affecting our business, including those relating to capital requirements; the impact on our growth and profitability from competition from other financial institutions and other financial service providers; the risks associated with attracting and retaining experienced and qualified personnel, including our senior management and other key personnel in our core business lines; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; the ability to use net operating loss carry-forwards to reduce future tax payments if an ownership change of the Company is deemed to have occurred for tax purposes; uncertainty in estimating the fair value of loans held-for-sale and the possibility that we will not be able to dispose of those assets on terms acceptable to us; security risks relating to our internet banking activities that could damage our reputation and our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2010 Annual Report on Form 10-K filed with the SEC on March 22, 2011. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this proxy statement.

RIGHTS OFFERING

The Series C Conversion and the Series E Conversion, as described in detail in this Proxy Statement, are two transactions which the Board of Directors, in consultation with its legal and financial advisors and upon the recommendation of the Special Committee, believes to be effective and efficient methods to realign and improve the Company’s capital structure. If Proposal 1 and Proposal 2 receive stockholder approval, we anticipate the Company will consummate the Series C Conversion and the Series E Conversion shortly following the Special Meeting.

In addition to the Series C Conversion and the Series E Conversion, our Board of Directors has determined that it would be prudent to seek additional capital to further strengthen our financial condition, bolster our regulatory capital ratios and enhance our ability to serve as a source of strength for our wholly owned bank subsidiary, Cole Taylor Bank (the “Bank”). We will therefore extend a rights offering to our existing securityholders on or about the mailing date of this Proxy Statement, through which we expect to raise up to $35.0 million in additional capital. Pursuant to the rights offering, we will distribute subscription rights to certain of our securityholders as of the record date for the rights offering, on a pro rata basis, allowing each holder to purchase a certain number of additional shares of stock. In the rights offering, holders of Series C Preferred and Series E Preferred will receive subscription rights on an as-converted basis at the conversion rate in place on the record date of the rights offering, which will not give effect to either the Series C Conversion or Series E Conversion discussed in this Proxy Statement. Securityholders exercising all of the subscription rights distributed to them will also be entitled to exercise an oversubscription privilege, pursuant to which they may purchase a portion of those shares offered in the rights offering for which other securityholders have not subscribed. Certain of our securityholders, including Harrison Steans and Jennifer Steans, each of whom serves on our Board of Directors, and members of their immediate and extended families, have indicated their intent to exercise all subscription rights to which they will be entitled, as well as to subscribe for any and all shares that may be available pursuant to the oversubscription privilege. As such, we expect that all shares of our stock offered in the rights offering will be purchased. The complete terms of the rights offering will be available in a Prospectus Supplement, which we will provide to securityholders upon the commencement of the offering and which will also be available at our website at www.taylorcapitalgroup.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Please note, the description of the terms of, and reasons for, the rights offering set forth herein is included for informational purposes to stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. We cannot guarantee that the rights offering will be completed, or, if so, what amount of capital will ultimately be raised.

PROPOSAL 1:

AMENDMENT TO SERIES C CERTIFICATE OF DESIGNATION

General

Our Board of Directors, after careful consideration and upon recommendation by the Special Committee, has approved and adopted, and recommends our stockholders approve, this proposal to amend the Series C Certificate to provide the Company the ability to convert any and all shares of Series C Preferred into shares of common stock at its option any time between December 27, 2011 and December 31, 2011 (the “Company Conversion Window”), as described in further detail below.

As of the Record Date, there were a total of 1,276,480 shares of Series C Preferred outstanding. Holders of our Series C Preferred are entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends at an annual rate of 8.0% of the $25.00 per share liquidation preference, payable quarterly in arrears. Each share of Series C Preferred is currently convertible into 2.03583 shares of common stock at any time at the option of the holder, or at the option of the Company upon the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

The proposed amendment would provide that, in addition to the foregoing, each share of Series C Preferred could be converted at the option of the Company any time during the Company Conversion Window into: (i) the same 2.03583 shares of common stock to which such holder would have been entitled upon conversion of the Series C Preferred stock under the current terms of the Series C Preferred; and (ii) additional shares of common stock equal to the value of the future cash dividends such holder of Series C Preferred would have received through May 28, 2015, if declared, converted into shares of common stock at the closing price of the common stock on the trading day immediately preceding the date of conversion. The intent and effect of this higher conversion rate is to compensate holders of the Series C Preferred for future dividends they would forego if the Series C Preferred is converted during the Company Conversion Window. Further detail with respect to the terms of the Series C Preferred and common stock can be found under “COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE SERIES C AMENDMENT AND SERIES E AMENDMENT,” “DESCRIPTION OF SERIES C PREFERRED” and “DESCRIPTION OF COMMON STOCK” below.

Proposed Amendment to the Series C Certificate

If this amendment to the Series C Certificate is approved by our stockholders, the Series C Certificate will be amended as provided in Annex I, which contains the text of the Series C Amendment. If the Series C Amendment is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Series C Certificate with the Secretary of State of the State of Delaware, which we expect to occur promptly following stockholder approval of the proposal. If the proposal is not approved by our stockholders, the Series C Amendment will not be filed with the Secretary of State of the State of Delaware and the proposal will not be implemented.

Reasons for the Proposed Amendment

Since 2008, we have pursued a two pronged strategy of asset quality remediation and earnings growth and diversification, which we call our “fix and grow” strategy. The “fix” component refers to our continuing efforts to improve asset quality issues, which were largely caused by the downturn in the Chicago area economy and the resulting impact on real estate prices and liquidity. The “grow” component of our strategy seeks to increase and diversify our pre-tax, pre-provision earnings by repositioning our balance sheet and diversifying our sources of revenue. This strategy includes a bolstered and expanded commercial banking business to provide middle-market lending across a wide array of industries. In addition, to complement and extend our growth strategy, we launched Cole Taylor Mortgage, our full service mortgage origination unit. In connection with our “fix and grow” strategy, we have implemented a capital plan aimed at stabilizing and strengthening our capital structure to position us to successfully execute this strategy.

Consistent with our capital plan, our management and Board of Directors has evaluated our overall capital position and determined that it would be prudent to take action to realign and improve our capital structure to support the continued pursuit of our “fix and grow” strategy. To objectively analyze a variety of possible capital restructuring alternatives and negotiate the terms thereof, our Board of Directors created a Special Committee, consisting solely of disinterested and independent directors. The Special Committee, in turn, engaged Sandler, an investment banking firm experienced in advising financial institutions with respect to various matters, to render financial advisory services in connection with the Special Committee’s consideration of capital restructuring alternatives and the negotiation of the terms of the alternative selected.

After considering several potential alternatives, the Special Committee, with the assistance of its financial and legal advisors, determined that the conversion of shares of Series C Preferred into shares of common stock was an effective and efficient method to realign and improve our capital structure in a timely manner. We believe that the Series C Conversion, if completed, will improve our capital position by increasing our level of tangible common equity and allowing us to preserve capital and enhance liquidity by paying future dividends on the Series C Preferred in the form of shares of common stock.

While the conversion of the Series C Preferred in the near term would be beneficial for the Company, the current terms of the Series C Preferred do not permit the Company to convert the shares into common stock at the Company’s option until: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. Therefore, the Special Committee determined that it would be in the best interests of the Company and its stockholders to amend the terms of the Series C Preferred to provide the Company with the ability to convert shares of Series C Preferred into shares of common stock in 2011 rather than waiting until the shares were otherwise convertible pursuant to the current terms of the Series C Preferred. To set the terms of the Company’s proposed new conversion right, the Special Committee reviewed the analysis of Sandler, its financial advisor, and determined the proposed conversion rate described in this Proxy Statement, which would provide the holders of Series C Preferred with $7.00 worth of additional shares of stock to compensate them for future lost dividends. The Special Committee communicated the proposal to certain of the holders of the Series C Preferred to ensure sufficient support for the proposal. These stockholders expressed to the Special Committee their support for the Series C Amendment and have advised us that they intend to vote their shares at the Special Meeting in favor thereof. Assuming that all of these stockholders vote in favor of the proposal, we expect the proposal will be approved. Accordingly, the Special Committee recommended approval of the Series C Amendment to our Board of Directors.

On October 13, 2011, our Board of Directors, with the assistance of financial and legal advisors and after careful consideration, also determined that it would be in the best interests of the Company and its stockholders to provide the Company with the ability to convert shares of Series C Preferred into shares of common stock during the Company Conversion Window, and thus approved the Series C Amendment. One of several factors that our Board of Directors considered in its approval of the Series C Amendment was the oral opinion of Sandler provided on the date of the Board of Directors’ meeting that the Amendments are fair from a financial point of view to the Company’s common stockholders. The full text of the final, written opinion of Sandler, dated October 17, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex V. Our stockholders are encouraged to read this opinion in its entirety. Our Executive Committee also approved the Series C Amendment, as required by Article Fifth of the Certificate of Incorporation, on October 11, 2011.

Effect of the Proposed Amendment

If approved, the Series C Amendment would provide the Company with the ability to convert any and all shares of Series C Preferred into shares of common stock at any time during the Company Conversion Window. Currently, each share of Series C Preferred is convertible into 2.03583 shares of common stock at any time at the option of the holder, or at the option of the Company upon the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of the common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. The Series C Amendment adjusts the number of shares into which each share of Series C Preferred converts such that, upon conversion of each share of Series C Preferred during the Company Conversion Window, the holder of each share of Series C Preferred will receive: (i) the same 2.03583 of common stock to which such holder would have been entitled upon conversion of the Series C Preferred under the original terms of the Series C Preferred; and (ii) additional shares of common stock equal to the value of the future cash dividends such holder of Series C Preferred would have received through May 28, 2015, if declared, converted into shares of common stock at the closing price of the common stock on the trading day immediately preceding the date of conversion. Based on the 8.00% annual dividend rate, if declared, each share of Series C Preferred would be entitled to a total of $7.00 in dividends through May 28, 2015, the date on which we have the right to convert the Series C Preferred to common stock under the existing terms of the Series C Preferred. The intent and effect of this higher conversion rate is to compensate holders of the Series C Preferred for future dividends they would forego if the Series C Preferred is converted during the Company Conversion Window.

We believe that the proposed higher conversion rate is fair to both the Company and the holders of the Series C Preferred. Holders of the Series C Preferred are only entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends. As a result, we have the option to choose not to pay dividends on the Series C Preferred in future periods, and, to preserve cash, we paid the last three dividend payments on the Series C Preferred in shares of common stock instead of cash. In light of the fact that we may seek to raise additional capital in the future, including through the issuance of preferred securities with non-cumulative dividends, our Board of Directors has agreed to continue to make dividend payments on the Series C Preferred in the form of common stock, but there is no guarantee that our Board of Directors will continue to declare such payments in future periods. Moreover, we do not know when we will be in a position to resume paying cash dividends on the Series C Preferred. If our stockholders, including the holders of the Series C Preferred voting separately as a class, approve the Series C Amendment, and we complete the Series C Conversion, the holders of the Series C Preferred will receive the full value of the dividends that would be payable through May 28, 2015, in the form of common stock.

As noted above, if the Series C Amendment is approved by our stockholders, we intend to file a Certificate of Amendment to the Series C Certificate with the Secretary of State of the State of Delaware, upon which time the Series C Amendment will become effective. Further, subject to stockholder approval of this proposal, we anticipate that, shortly following the effectiveness of the Series C Amendment, our Board of Directors will act to convert the shares of the Series C Preferred pursuant to their amended terms and, as a result, all 1,276,480 outstanding shares of Series C Preferred will be converted into shares of our common stock prior to December 31, 2011.

Selected unaudited pro forma financial information giving effect to the Series C Conversion, should it be consummated, as well as the Series E Conversion, is set forth in the attached Annex IV. The data in Annex IV should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto from our Annual Report on Form 10-K for the period ended December 31, 2010, and our Quarterly Report on Form 10-Q for the period ended September 30, 2011, which such reports are incorporated herein by reference. Certain amounts included in Annex IV contain estimates, including estimates of fair value and issuance costs, which may not reflect actual amounts if and when the conversion is consummated.

Stockholders are urged to read the pro forma information in Annex IV carefully. Approval of the Series C Amendment provides the Company with the option to complete the Series C Conversion, but not the obligation to do so. Thus, the inclusion of the Series C Conversion in the pro forma financial information does not necessarily indicate that such transaction will be consummated. Even if the Series C Amendment (or any and all other proposals discussed in this Proxy Statement) is approved by our stockholders, our Board of Directors, subject to the approval of the Executive Committee, retains discretion with respect to the consummation of the Series C Conversion.

Potential Impact if the Series C Amendment Is Not Approved

If the proposed amendment to the Series C Certificate is not adopted by our stockholders, the Company will be unable to convert shares of Series C Preferred into common stock at its option prior to the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. The Company’s inability to convert the shares of Series C Preferred until such time restricts its ability to improve its tangible common equity and overall capital and liquidity position by consummating the Series C Conversion in the near term. Additionally, holders of Series C Preferred are entitled to receive, if declared by our Board of Directors, quarterly dividends at an annual rate of 8.0% for so long as such shares are outstanding. Without the ability to convert the shares of Series C Preferred to common stock in the near term, payment of these dividends could deplete the Company’s capital levels and liquidity if paid in cash rather than in the form of common stock, as they have been paid recently. Thus, it is possible the Company’s Board of Directors may determine it is in the best interests of the Company to forego such dividends for certain periods in the future in order to preserve capital and maintain additional liquidity. The terms of the Series C Preferred prevent the Company from declaring dividends on its common stock during any quarterly period in which dividends to which Series C Preferred holders are entitled have not been declared. Thus, the failure of the Series C Amendment to receive stockholder approval may indirectly affect the Company’s ability to pay common stock dividends in the future.

Stockholder Vote Necessary to Approve the Series C Amendment

In accordance with the Certificate of Incorporation and the Series C Certificate, an amendment to the Series C Certificate requires the affirmative vote of a majority of the votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date, voting together as a single class, as well as the affirmative vote of a majority of outstanding shares of Series C Preferred, voting as a separate class. Abstentions and broker non-votes with respect to this proposal will have the same legal effect as a vote “AGAINST” this matter. Holders of shares of Series E Preferred are not entitled to vote on this proposal.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” approval of the Series C Amendment.

PROPOSAL 2:

AMENDMENT TO SERIES D & E CERTIFICATE OF DESIGNATION

General

Similar to the Series C Amendment described in Proposal 1, our Board of Directors, after careful consideration and upon recommendation by the Special Committee, has approved and adopted, and recommends our stockholders approve, this proposal to amend the Series D & E Certificate to provide the Company the ability to convert any and all shares of Series E Preferred into shares of Series G Preferred at its option any time between December 27, 2011, and December 31, 2011 (also, the “Company Conversion Window”), as described in further detail below.

As of the Record Date, there were a total of 223,520 shares of Series E Preferred outstanding. Holders of our Series E Preferred are entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends at an annual rate of 8.0% of the $25.00 per share liquidation preference, payable quarterly in arrears. Each share of Series E Preferred is convertible into one share of Series C Preferred upon the occurrence of a “Widely Dispersed Offering or Conversion Event,” as defined in the Series D & E Certificate. Each share of Series E Preferred is also currently convertible into 2.03583 shares of our Series D Preferred at any time at the option of the holder, or at the option of the Company upon the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

The proposed amendment would provide that, in addition to the foregoing, each share of Series E Preferred could be converted at the option of the Company, any time during the Company Conversion Window, into: (i) 2.03583 of Series G Preferred; and (ii) additional shares of Series G Preferred equal to the value of the future cash dividends such holder of Series E Preferred would have received through May 28, 2015, if declared, converted into shares of Series G Preferred based upon the closing price of our common stock on the trading day immediately preceding the date of conversion. The intent and effect of this higher conversion rate is to compensate holders of the Series E Preferred for future dividends they would forego if the Series E Preferred is converted during the Company Conversion Window. The sole reason the proposed amendment provides for a conversion into shares of Series G Preferred rather than Series D Preferred is because the number of shares of Series D Preferred that the Company is authorized to issue is insufficient to accommodate the conversion of all shares of Series E Preferred, assuming that all shares of the Series E Preferred are converted during the Company Conversion Window. The terms of the Series D Preferred and Series G Preferred are virtually identical in all material respects. Further detail with respect to the terms of the Series D Preferred, Series E Preferred and Series G Preferred can be found under “COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE SERIES C AMENDMENT AND SERIES E AMENDMENT,” “DESCRIPTION OF SERIES D PREFERRED,” “DESCRIPTION OF SERIES E PREFERRED” and “DESCRIPTION OF SERIES G PREFERRED” below.

Proposed Amendment to the Series D & E Certificate

If this amendment to the Series D & E Certificate is approved by our stockholders, the Series D & E Certificate will be amended as provided in Annex II, which contains the text of the Series E Amendment. As reflected in the text of the Series E Amendment, in addition to the Company Conversion Window and accelerated payment of future cash dividends to be paid in shares of Series G

Preferred, the Series E Amendment also revises certain other provisions of the Series D & E Certificate to accommodate the concept of the Company Conversion Window and ensure that holders of the Series E Preferred remain entitled to the rights to which they are currently entitled.

If the Series E Amendment is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Series D & E Certificate with the Secretary of State of the State of Delaware, which we expect to occur promptly following stockholder approval of the proposal. If the proposal is not approved by our stockholders, the Series E Amendment will not be filed with the Secretary of State of the State of Delaware and the proposal will not be implemented.

Reasons for the Proposed Amendment

As discussed with respect to the Series C Amendment, consistent with our capital plan, our management and Board of Directors has evaluated our overall capital position and determined that it would be prudent to take action to realign our capital structure to support the continued pursuit of our “fix and grow” strategy. To objectively analyze a variety of possible capital restructuring alternatives and negotiate the terms thereof, our Board of Directors created a Special Committee, consisting solely of disinterested and independent directors. The Special Committee, in turn, engaged Sandler, an investment banking firm experienced in advising financial institutions with respect to various matters, to render financial advisory services in connection with the Special Committee’s consideration of capital restructuring alternatives and the negotiation of the terms of the alternative selected.

After considering several potential alternatives, the Special Committee, with the assistance of its financial and legal advisors, determined that the conversion of shares of Series E Preferred into shares of Series G Preferred was an effective and efficient method by which the Company could realign and improve its capital structure in a timely manner. We believe that the Series E Conversion, if completed, will improve our capital position by allowing us to preserve capital and enhance liquidity by paying future dividends on the Series E Preferred in the form of Series G Preferred.

While the conversion of Series E Preferred in the near term would be beneficial to the Company, the current terms of the Series E Preferred do not permit the Company to convert the shares at the Company’s option until: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. Therefore, the Special Committee determined that it would be in the best interests of the Company and its stockholders to amend the terms of the Series E Preferred to provide the Company with the ability to convert shares of its Series E Preferred into shares of Series G Preferred in 2011 rather than waiting until the shares were otherwise convertible pursuant to the current terms of the Series E Preferred. To set the terms of the Company’s proposed new conversion right, the Special Committee reviewed the analysis of Sandler, its financial advisor, and determined the proposed conversion rate described in this Proxy Statement, which would provide the holders of Series E Preferred with $7.00 worth of additional shares of stock to compensate them for future lost dividends. The Special Committee communicated the proposal to the holders of the Series E Preferred to ensure sufficient support for the proposal. These stockholders expressed to the Special Committee their support for the Series E Amendment and have advised us that they intend to vote their shares at the Special Meeting in favor thereof. Assuming that all of these stockholders vote in favor of the proposal, we expect the proposal will be approved. Accordingly, the Special Committee recommended approval of the Series E Amendment to our Board of Directors.

On October 13, 2011, our Board of Directors, with the assistance of financial and legal advisors and after careful consideration, also determined that it would be in the best interests of the Company and its stockholders to provide the Company with the ability to convert shares of Series E Preferred into shares of Series G Preferred during the Company Conversion Window, and thus approved the Series E Amendment. One of several factors that our Board of Directors considered in its approval of the Series E Amendment was the oral opinion of Sandler provided on the date of the Board of Directors’ meeting that the Amendments are fair from a financial point of view to the Company’s common stockholders. The full text of the final, written opinion of Sandler, dated October 17, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex V. Our stockholders are encouraged to read this opinion in its entirety. Our Executive Committee also approved the Series E Amendment, as required by Article Fifth of the Certificate of Incorporation, on October 11, 2011.

Effect of the Proposed Amendment

If approved, the Series E Amendment would provide the Company with the ability to convert any and all shares of Series E Preferred into shares of Series G Preferred during the Company Conversion Window. In addition to being convertible into one share of Series C Preferred upon the occurrence of a “Widely Dispersed Offering or Conversion Event,” as defined in the Series D & E Certificate, each share of Series E Preferred is currently convertible into 2.03583 shares of Series D Preferred at any time at the option of the holder, or at the option of the Company upon the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. The proposed amendment provides the Company with the ability to convert the Series E Preferred earlier than it otherwise could have under the current terms of the Series E Preferred, and specifies that such a conversion would be into shares of Series G Preferred rather than Series D Preferred. The sole reason the proposed amendment provides for conversion into shares of Series G Preferred rather than Series D Preferred is because the number of shares of Series D Preferred that the Company is authorized to issue is insufficient to accommodate the conversion of all shares of Series E Preferred, assuming that all shares of the Series E Preferred are converted during the Company Conversion Window. The terms of the Series D Preferred and Series G Preferred are virtually identical in all material respects. Further detail with respect to the terms of the Series D Preferred, Series E Preferred and Series G Preferred can be found under “COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE SERIES C AMENDMENT AND SERIES E AMENDMENT,” “DESCRIPTION OF SERIES D PREFERRED,” DESCRIPTION OF SERIES E PREFERRED” and “DESCRIPTION OF SERIES G PREFERRED” below.

The Series E Amendment also adjusts the number of shares into which each share of Series E Preferred converts such that, upon conversion of each share of Series E Preferred during the Company Conversion Window, the holder of each share of Series E Preferred will receive: (i) 2.03583 of Series G Preferred (which is equivalent to the shares of Series D Preferred to which such holder would have been entitled upon conversion of the Series E Preferred under its current terms); and (ii) additional shares of Series G Preferred equal to the value of the future cash dividends such holder of Series E Preferred would have received through May 28, 2015, if declared, converted into shares of Series G Preferred based upon the closing price of our common stock on the trading day immediately preceding the date of conversion. Based on the 8.0% annual dividend rate, if declared, each share of Series E Preferred would be entitled to a total of $7.00 in dividends through May 28, 2015, the date on which we have the right to convert the Series E Preferred to common stock under the existing terms of the

Series E Preferred. The intent and effect of this higher conversion rate is to compensate holders of the Series E Preferred for future dividends they would forego if the Series E Preferred is converted during the Company Conversion Window.

We believe that the proposed higher conversion rate is fair to both the Company and the holders of the Series E Preferred. Holders of the Series E Preferred are only entitled to receive, when, as and if declared by our Board of Directors, non-cumulative dividends. As a result, we have the option to choose not to pay dividends on the Series E Preferred in future periods, and to preserve cash, we paid the last three dividend payments on the Series E Preferred in shares of Series G Preferred instead of cash. In light of the fact that we may seek to raise additional capital in the future, including through the issuance of preferred securities with non-cumulative dividends, our Board of Directors has agreed to continue to make dividend payments on the Series E Preferred in the form of Series G Preferred, but there is no guarantee that our Board of Directors will continue to declare such payments in future periods. Moreover, we do not know when we will be in a position to resume paying cash dividends on the Series E Preferred. If our stockholders, including the holders of the Series E Preferred voting separately as a class, approve the Series E Amendment, and we complete the Series E Conversion, the holders of the Series E Preferred will receive the full value of the dividends that would be payable through May 28, 2015, in the form of Series G Preferred Stock.

As noted above, if the Series E Amendment is approved by stockholders we intend to file a Certificate of Amendment with the Secretary of State of the State of Delaware, upon which time the Series E Amendment will become effective. Further, subject to stockholder approval of this proposal, we anticipate that, shortly following the effectiveness of the Series E Amendment, our Board of Directors will act to convert the shares of the Series E Preferred pursuant to their amended terms, and, as a result, all 223,520 outstanding shares of Series E Preferred will be converted into shares of Series G Preferred prior to December 31, 2011.

Selected unaudited pro forma financial information giving effect to the Series E Conversion, should it be consummated, as well as the Series C Conversion, is set forth in the attached Annex IV. The data in Annex IV should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto from our Annual Report on Form 10-K for the period ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended September 30, 2011, which such reports are incorporated herein by reference. Certain amounts included in Annex IV contain estimates, including estimates of fair value and issuance costs, which may not reflect actual amounts if and when the conversion is consummated.

Stockholders are urged to read the pro forma information in Annex IV carefully. Approval of the Series E Amendment provides the Company with the option to complete the Series E Conversion, but not the obligation to do so. Thus, the inclusion of the Series E Conversion in the pro forma financial information does not necessarily indicate that such transaction will be consummated. Even if the Series E Amendment (or any and all other proposals discussed in this Proxy Statement) is approved by our stockholders, our Board of Directors, subject to the approval of the Executive Committee, retains discretion with respect to the consummation of the Series E Conversion.

Potential Impact if the Series E Amendment Is Not Approved

If the proposed amendment to the Series D & E Certificate is not adopted by our stockholders, the Company will be unable to convert shares of the Series E Preferred at its option prior to the earlier of: (i) May 28, 2015; or (ii) the first date on which the volume-weighted average price of our common stock equals or exceeds $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. The Company’s inability to convert the shares of Series E Preferred until such time restricts its ability to improve its overall capital and liquidity position by consummating the Series E Conversion in the near term. Additionally, holders of Series E Preferred are entitled to receive, if declared by our Board of Directors, quarterly dividends at an annual rate of 8.0% for so long as such shares are outstanding, while holders of Series G Preferred are entitled to receive dividends only to the extent dividends are paid on our common stock. Without the ability to convert the shares of Series E Preferred to Series G Preferred in the near term, payment of these dividends could deplete the Company’s capital levels and liquidity if paid in cash rather than in the form of Series G Preferred, as they have been paid recently. Thus, it is possible the Company’s Board of Directors may determine it is in the best interests of the Company to forego such dividends for certain periods in the future in order to preserve capital and maintain additional liquidity. The terms of the Series E Preferred prevent the Company from declaring dividends on its common stock or Series C Preferred during any quarterly period in which dividends to which Series E Preferred holders are entitled have not been declared. Thus, the failure of the Series E Amendment to receive stockholder approval may indirectly affect the Company’s ability to pay common stock or Series C Preferred dividends in the future.

Stockholder Vote Necessary to Approve the Series E Amendment

In accordance with the Certificate of Incorporation, the Series C Certificate, and the Series D & E Certificate, an amendment to the Series D & E Certificate requires the affirmative vote of a majority of the votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date voting together as a single class, as well as the affirmative vote of a majority of outstanding shares of Series E Preferred voting as a separate class. Abstentions and broker non-votes with respect to this proposal will have the same legal effect as a vote “AGAINST” this matter.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” approval of the Series E Amendment.

PROPOSAL 3:

AMENDMENT TO ARTICLE FIFTH OF THE CERTIFICATE OF INCORPORATION

General

Our Board of Directors, after careful consideration and upon the recommendation of our Executive Committee, has approved and adopted, and recommends our stockholders approve, this proposal to amend Article Fifth of the Certificate of Incorporation to terminate our Executive Committee as of December 31, 2011.

Article Fifth of our Certificate of Incorporation currently requires us to maintain an Executive Committee consisting of three members of our Board of Directors: one of whom is designated by Jeffrey W. Taylor, Bruce W. Taylor or certain other members of their extended family; one of whom is Harrison I. Steans, Jennifer W. Steans or another member of our Board of Directors designated by Financial Investments Corporation (“FIC”); and one of whom is our most senior executive serving on the Board of Directors and not affiliated with either the Taylor family or FIC. The current members of the Executive Committee are Bruce W. Taylor, our Chairman, Harrison I. Steans, who serves as the Chairman of the Executive Committee, and Mark A. Hoppe, our Chief Executive Officer and President.

The Executive Committee, along with our Board of Directors, has oversight responsibility with respect to various operational and strategic matters involving the Company and the Bank. Although the Executive Committee does not take away any responsibilities from our Board of Directors or any committees thereof, certain corporate matters require the separate approval of the Executive Committee (in addition to the approval of our Board of Directors) to be implemented.

Pursuant to Article Fifth of the Certificate of Incorporation, our requirement to maintain the Executive Committee currently continues until the earlier of June 30, 2015, or a Sale Transaction (as defined in the Certificate of Incorporation). The proposed amendment would cause the Executive Committee to expire upon the earlier of December 31, 2011, or a Sale Transaction, thus ensuring that the Executive Committee would cease to exist no later than December 31, 2011.

Proposed Amendment to the Certificate of Incorporation

If this amendment to Article Fifth of the Certificate of Incorporation is approved by our stockholders, the Certificate of Incorporation will be amended as provided in Annex III, which contains the text of the Executive Committee Amendment. If the Executive Committee Amendment is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to occur promptly following stockholder approval of this proposal. If this proposal is not approved by our stockholders, the Executive Committee Amendment will not be filed with the Secretary of State of the State of Delaware and the proposal will not be implemented.

Reasons for the Executive Committee Amendment

Currently, our Executive Committee has oversight responsibility with respect to various operational and strategic matters involving the Company in addition to our Board of Directors, and certain corporate matters require the separate approval of the Executive Committee (in addition to the approval of our Board or an authorized committee thereof) to be implemented. After careful consideration, on October 11, 2011, our Executive Committee determined that the need for its oversight responsibility had ended and recommended to our Board of Directors that the Executive Committee, in its current form, be terminated. On October 13, 2011, our Board of Directors also determined that, in accordance with the Executive Committee’s recommendation, it would be in the best interests of the Company and our stockholders to amend Article Fifth of the Certificate of Incorporation to terminate our Executive Committee as of December 31, 2011, and approved the Executive Committee Amendment. In addition to the recommendation of the Executive Committee, the primary factor that our Board of Directors considered in its approval of the amendment was its effect of simplifying the Company’s governance structure going forward and providing for a more efficient organizational decision-making process by removing the requirement to seek Executive Committee approval for various corporate matters.

Stockholder Vote Necessary to Approve the Executive Committee Amendment

In accordance with the Certificate of Incorporation and the Series C Certificate, an amendment to Article Fifth of the Certificate of Incorporation requires the affirmative vote of a majority of the votes entitled to be cast by the shares of common stock and Series C Preferred outstanding on the Record Date voting together as a single class. Abstentions and broker non-votes with respect to this proposal will have the same legal effect as a vote “AGAINST” this matter.

Board Recommendation

Our Board of Directors recommends that you vote “FOR” approval of the Executive Committee Amendment.

FAIRNESS OPINION OF FINANCIAL ADVISOR

By letter dated September 8, 2011, the Special Committee retained Sandler to act as its financial advisor in connection with the Company’s capital restructuring activities. Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with capital raises, mergers, acquisitions and other corporate transactions.

Sandler acted as financial advisor to the Special Committee in connection with the proposed capital restructuring activities. On October 17, 2011, Sandler delivered to the Board of Directors its written opinion that, as of such date, the proposed Amendments were fair to the common stockholders of the Company from a financial point of view. The full text of Sandler’s written opinion is attached as Annex V and is incorporated in its entirety into this Proxy Statement by reference. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. The Company’s stockholders are urged to read the entire opinion carefully in connection with their consideration of the stockholder proposals.

Sandler’s opinion speaks only as of the date of the opinion. Sandler’s opinion was directed to the Company’s Board of Directors only as to the fairness of the Amendments from a financial point of view to the common stockholders of the Company and does not constitute an opinion as to the fairness of the Amendments to any holder of the Series C Preferred or the Series E Preferred. It does not address the relative merits of the Amendments as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and is not a recommendation to any stockholder of the Company as to how such stockholder should vote at the special meeting with respect to the stockholder proposals or any other matter.

In connection with rendering its October 17, 2011 opinion, Sandler reviewed and considered, among other things:

•	certain publicly available financial statements and other historical financial information of the Company that Sandler deemed relevant;

•

certain internal financial projections for the Company for the years ending December 31, 2011 and 2012, which assume the contemplated transactions are completed, as prepared and furnished by the Company;

•	the Certificates of Designation of the Series C Preferred and the Series E Preferred and the proposed Amendments;

•	this Proxy Statement;

•

the publicly reported historical price and trading activity for the Company’s common stock, including a comparison of certain financial and stock market information for the Company with similar publicly available information for certain other commercial banks the securities of which are publicly traded;

•	the terms of the Company’s tender offer for its Series A, 8% Noncumulative Convertible Perpetual Preferred Stock (the “Series A Preferred”) completed in May 2010;

•	the terms and conditions of public preferred stock exchanges in the commercial banking sector;

•	the current market environment generally and the banking environment in particular;

•	the Company’s capital plan as adopted by the Company’s Board of Directors in consultation with the Company’s regulators; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler considered relevant.

Sandler also discussed with certain members of senior management of the Company the business, financial condition, results of operations and prospects of the Company, including certain operating, liquidity, regulatory and other financial matters.

In performing its review, Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler from public sources, that was provided to Sandler by the Company or its representatives or that was otherwise reviewed by Sandler, and Sandler assumed such accuracy and completeness for purposes of rendering its opinion. Sandler has further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. Sandler did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or any of its subsidiaries, or the collectability of any such assets, nor was it furnished with any such evaluations or appraisals.

With respect to internal financial projections prepared and furnished by the senior management of the Company and used by Sandler in its analyses, the Company’s management confirmed to Sandler that they reflected the best currently available estimates and judgments of such management with respect thereto and Sandler assumed that such performances would be achieved. Sandler expressed no opinion as to such financial projections or the assumptions on which they are based. Sandler has also assumed that there has been no material change in the Company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler. Sandler has assumed in all respects material to its analysis that the Company will remain as a going concern for all periods relevant to the analyses. Sandler expresses no opinion as to any of the legal, accounting and tax matters relating to the Series C Conversion and the Series E Conversion or any other contemplated transaction.

Sandler’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Sandler as of the date of the opinion. Events occurring after the date of the opinion could materially affect the opinion. Sandler has not undertaken to update, revise, reaffirm or withdraw the opinion or otherwise comment upon events occurring after the date of the opinion. Sandler expressed no opinion as to what value the Company’s common stock may trade at any time.

Sandler’s opinion is directed to the Board of Directors of the Company in connection with its consideration of the Amendments and does not constitute an opinion as to the fairness of the Amendments to any holder of the Series C Preferred or the Series E Preferred. Sandler’s opinion is directed only to the fairness of the terms of the Amendments to the common stockholders of the Company from a financial point of view and does not address the relative merits of the Series C Conversion and the Series E Conversion as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage and is not a recommendation to any holder of the Company’s common stock, Series C Preferred or Series E Preferred as to how such holder should vote with respect to the Amendments or any other matter to be voted on by such stockholders. Sandler has consented to the inclusion of its opinion and a summary thereof in this Proxy Statement. Sandler did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Series C Conversion and the Series E Conversion by the Company’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Series C Conversion and the Series E Conversion by any other stockholders of the Company, if any.

The Terms of the Amendments. The Amendments would permit the Company to convert, at any time prior to December 31, 2011, (a) each share of outstanding Series C Preferred into a number of shares of common stock equal to the sum of 2.03583 plus the quotient of (i) $7.00 (the value of the future cash dividends the holder of a share of either Series C Preferred or Series E Preferred would be entitled to receive through May 28, 2015, assuming all dividends were declared and paid by the Company’s Board of Directors during such period), divided by (ii) the closing price of the Common Stock on the trading day immediately preceding the date of conversion (the “Exchange Ratio”), and (b) each share of outstanding Series E Preferred into shares of Series G Preferred at the Exchange Ratio. Other than with respect to voting rights and related transfer restrictions, the terms of the Series G Preferred are substantially the same as the common stock, and the terms of the Series G Preferred are substantially the same as the Series D Preferred. The Company has advised us that, if the Amendments are approved, the Company intends to exercise its right to convert all of the outstanding shares of the Series C Preferred and the Series E Preferred prior to December 31, 2011.

Impact of the Amendments on Selected Investors. Sandler reviewed the impact of the Amendments to the ownership of all directors and executive officers of the Company, including Bruce Taylor, Jeffrey Taylor, Harrison Steans, Jennifer Steans, and C. Bryan Daniels, after the Series C Conversion and the Series E Conversion. On a pro forma basis, assuming the completion of the Series C Conversion and the Series E Conversion, the percentage of beneficial ownership of common stock, on an as converted basis, of all of the directors and executive officers as a group (18 persons) at September 30, 2011, based upon the closing price of the Company’s common stock on October 14, 2011, was 51.11%, as compared to 51.87% prior to the Series C Conversion and the Series E Conversion.

Analysis of Selected Precedent Transactions. Sandler reviewed the terms of the tender offer to exchange shares of common stock for any and all of the Company’s Series A Preferred executed by the Company in April 2010 (the “Series A Tender”) and compared those terms with the Series C Conversion and the Series E Conversion. As illustrated in the following table, Sandler reviewed the premiums above the issue price and the premium above parity value paid in the Series A Tender and the Series C Conversion and the Series E Conversion as of October 14, 2011.

	Non-cumulative Convertible Perpetual Preferred Stock
	Series A	Series C&E
Shares Outstanding (000s)	2,400	1,500
Issue Price	$25.00	$25.00
Amount Outstanding ($mm)	$60.0	$37.5
Dividend Rate	8.0%	8.0%
Conversion Ratio	2.5000	2.0358
Additional Shares	0.5000	0.9972 (1)
Premium ($/share)	$8.03	$7.00
New Conversion Ratio	3.0000	3.0330
Common Stock Price	$16.06	$7.02 (1)
Parity Value / Share Before Transaction	$40.15	$14.29
% of par	161%	57%
Parity Value / Share After Transaction	$48.18	$21.29
% of par	193%	85%
Premium Above Issue Price	32.1%	28.0%
Premium Above Parity	20.0%	49.0%

(1)	Based on market close price of April 13, 2010 for the Series A Preferred and October 14, 2011 for the Series C Preferred and Series E Preferred.

Analysis of Selected Non-Convertible Preferred Stock Exchange Offers. Sandler was unaware of any transactions similar to the proposed Series C Conversion and the Series E Conversion involving a change in conversion terms (including the date when the issuer can force conversion) for mandatorily convertible preferred stock securities through an amendment to the securities’ certificates of designation. Sandler reviewed the terms of exchange offers for bank holding company non-convertible perpetual preferred stock securities announced from January 1, 2008 through October 14, 2011. These transactions include the Zions Bancorporation (November 23, 2009), Doral Financial Corp. (February 11, 2010) and First BanCorp (July 16, 2010) exchange offers.

As illustrated in the following table, Sandler compared the premium above market value for the proposed Series C Conversion and the Series E Conversion with the precedent preferred stock exchange offers. Sandler acknowledged that there is no active trading market for the Series C Preferred and Series E Preferred. To compare the proposed Series C Conversion and the Series E Conversion with the public exchange offers for non-convertible perpetual preferred stock securities, Sander estimated the market value for the Series C Preferred and Series E Preferred. The minimum market value of the Series C Preferred and the Series E Preferred was assumed to be parity value, based upon the existing 2.03583 conversion ratio, giving no value to future non-cumulative dividends. The maximum market value of the Series C Preferred and the Series E Preferred was assumed to be parity value, based upon the existing 2.03583 conversion ratio, giving full value to future non-cumulative dividends.

	Median - Public Preferred Exchanges	Proposed Transactions (1)
Premium to Market Price	24.4%	—
Premium to Parity Value	—	49.0%
Premium to Maximum Estimated Value	—	0.0%

(1)	Based on market close price of October 14, 2011

Pro Forma Financial Impact on Taylor Capital. Sandler noted that the Series C Conversion and the Series E Conversion provided benefits to the Company including: (1) compliance with the capital plan; (2) increase to the Company’s pro forma tangible capital ratio; (3) tangible book value per share accretion; and (4) the removal of the liquidation preference for the Series C Preferred and the Series E Preferred when compared to the common stock.

Sandler analyzed the pro forma balance sheet impact of the Series C Conversion and the Series E Conversion, assuming the following: (1) the Series C Conversion and the Series E Conversion are completed at the end of the fourth quarter of 2011; (2) all shares of outstanding non-voting, convertible perpetual preferred stock (Series D and Series G) are treated as common stock; and (3) a Taylor Capital share price of $7.02/share based on the market close on October 14, 2011. The following table sets forth the results of the analysis:

	6/30/2011 Standalone	6/30/2011 Pro Forma
Tangible Common Equity as a % Tangible Assets	2.36%	3.22%
Tangible Common Equity as a % of Risk-Weighted Assets	3.05%	4.16%
Tangible Book Value Per Share	$4.97	$5.56

Sandler’s Compensation and Other Relationships with Taylor Capital. The Special Committee selected Sandler as financial advisor in connection with its consideration of the Company’s capital restructuring activities. The Company agreed to pay Sandler a transaction fee of $750,000, $375,000 of which was payable upon the delivery of a fairness opinion regarding the proposed Amendments and the remainder due by December 31, 2011. The Company has also agreed to reimburse Sandler for its expenses and to indemnify Sandler against certain liabilities arising out of its engagement. Sandler’s fairness opinion was approved by Sandler’s fairness opinion committee.

In the ordinary course of it broker and dealer business, Sandler may purchase securities from and sell securities to the Company and its affiliates. Sandler may also actively trade the debt and/or equity securities of the Company or its affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Sandler in the past has provided and in the future may provide investment banking and other financial services to the Company. In the past two years, Sandler has received compensation of approximately $250,000 for such services and in the future may receive compensation for rendering of such services.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As detailed under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT,” several of our directors and executive officers beneficially own a significant amount of the outstanding shares of Series C Preferred and Series E Preferred. In total, as of September 30, 2011, these directors and officers beneficially owned 28.4% of the outstanding shares of Series C Preferred and 100% of the outstanding shares of Series E Preferred. None of our directors holding shares of Series C Preferred or Series E Preferred served on the Special Committee or participated in setting the terms of the Series C Amendment or Series E Amendment.

If Proposals 1 and 2 are approved, the Company will have the ability to convert the shares of Series C Preferred and Series E Preferred at any time prior to December 31, 2011. Assuming such proposals are approved by our stockholders, we expect the Company to exercise its ability to consummate the Series C Conversion and Series E Conversion shortly following receipt of such stockholder approval. If such a conversion at the option of the Company were consummated, the shares of Series C Preferred and Series E Preferred beneficially owned by our directors and officers would convert into 737,699 shares of common stock and 860,378 shares of Series G Preferred, respectively, plus an additional amount of common stock and Series G Preferred equal to the value of the dividends to which such shares would have otherwise been entitled through May 28, 2015, if declared, based upon the closing price of our common stock on the last trading day preceding the date of conversion.

As discussed elsewhere in this Proxy Statement, Sandler, an investment banking firm experienced in advising financial institutions, has delivered to our Board of Directors its opinion that the Amendments are fair from a financial point of view to the Company’s common stockholders. In requesting Sandler’s advice and opinion, no limitations were imposed by us upon Sandler with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the final, written opinion of Sandler, dated October 17, 2011, which describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex V. Our stockholders are encouraged to read this opinion in its entirety.

Finally, as described elsewhere in this Proxy Statement, Article Fifth of our Certificate of Incorporation currently requires us to maintain an Executive Committee consisting of three members of our Board of Directors: one of whom is designated by Jeffrey W. Taylor, Bruce W. Taylor or certain other members of their extended family; one of whom is Harrison I. Steans, Jennifer W. Steans or another member of our Board of Directors designated by FIC; and one of whom is our most senior executive serving on the Board of Directors and not affiliated with either the Taylor family or FIC. The current members of the Executive Committee are Bruce W. Taylor, our Chairman, Harrison I. Steans, a member of our Board of Directors, and Mark A. Hoppe, our Chief Executive Officer and President. The Executive Committee approved and recommended to our Board of Directors the termination of the Executive Committee. If Proposal 3 is approved, the Executive Committee will terminate as of December 31, 2011; however, each current member of the Executive Committee will continue to serve the Company in the other capacities in which he currently serves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, Series C Preferred and Series E Preferred, each as of September 30, 2011, by: (i) each stockholder known by us to be the beneficial owner of more than five percent of the outstanding shares of such stock; (ii) each of our Chief Executive Officer and Chief Financial Officer, as well as our three other most highly compensated executive officers (collectively, the “Named Officers”); (iii) each of our directors; and (iv) all of our directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to us prior to September 30, 2011.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before November 29, 2011 (60 days after September 30, 2011), through the exercise of options or other rights. Except as otherwise indicated, we believe that the beneficial owners of stock listed below have sole investment and voting power with respect to the shares described below.

The applicable percentage ownership for each person listed below is based upon 20,312,842 shares of common stock, 1,276,480 shares of Series C Preferred, which are currently convertible into a total of 2,598,697 shares of our common stock, and 223,520 shares of Series E Preferred. On a combined basis, the shares of common stock underlying the Series C Preferred and our outstanding common stock equal a total of 22,911,539 shares outstanding as of September 30, 2011. Shares of common stock subject to options or other securities currently exercisable or exercisable on or before November 29, 2011, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options or other securities, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

Unless otherwise noted, the address for each holder of five percent or more of any of the stock listed below is: c/o Taylor Capital Group, Inc., 9550 West Higgins Road, Rosemont, Illinois 60018.

Names of Beneficial Owners	Beneficial Ownership of Common Stock (1)	Percentage of Outstanding Common Stock (%)	Beneficial Ownership of Series C Preferred	Percentage of Outstanding Series C Preferred (%)	Percentage of Common and Series C Voting Power (%)	Number of Options Included in Shares Beneficially Owned	Warrants	Beneficial Ownership of Series E Preferred	Percentage of Outstanding Series E Preferred (%)
Bruce W. Taylor (2)	4,985,985	24.4%	16,000	1.3%	21.7%	40,000	7,500	—	0.0%
Jeffrey W. Taylor (3)	4,891,089	24.0%	—	0.0%	21.3%	40,000	—	—	0.0%
Harrison I. Steans (4)	1,830,184	8.8%	152,600	12.0%	8.0%	—	67,100	—	0.0%
Jennifer W. Steans (5)	1,534,377	7.3%	138,760	10.9%	6.5%	—	524,850	—	0.0%
C. Bryan Daniels (6)	1,018,720	4.9%	—	0.0%	4.4%	—	284,050	223,520	100%
Mark A. Hoppe (7)	289,327	1.4%	20,000	1.6%	1.3%	37,500	3,000	—	0.0%
M. Hill Hammock (8)	230,150	1.1%	—	0.0%	1.0%	—	22,500	—	0.0%
Michael H. Moskow (9)	226,888	1.1%	—	0.0%	1.0%	150,000	—	—	0.0%
Ronald D. Emanuel (10)	157,731	0.8%	—	0.0%	0.7%	11,760	—	—	0.0%
Lawrence G. Ryan (11)	142,994	0.7%	10,000	0.8%	0.6%	—	—	—	0.0%
Richard W. Tinberg (12)	74,651	0.4%	20,000	1.6%	0.3%	7,840	—	—	0.0%
Randall T. Conte (13)	72,095	0.4%	4,000	0.3%	0.3%	6,375	—	—	0.0%
Michael J. Morton (14)	49,578	0.2%	1,000	0.1%	0.2%	—	—	—	0.0%
Ronald L. Bliwas (15)	24,452	0.1%	—	0.0%	0.1%	4,840	—	—	0.0%
Melvin E. Pearl	16,860	0.1%	—	0.0%	0.1%	7,840	—	—	0.0%
Shepherd G. Pryor, IV	8,687	0.0%	—	0.0%	0.0%	4,840	—	—	0.0%
Elzie Higginbottom (16)	6,681	0.0%	—	0.0%	0.0%	3,921	1,500	—	0.0%
Louise O’Sullivan	5,817	0.0%	—	0.0%	0.0%	3,340	—	—	0.0%
All directors and officers as a group (18 persons)	10,860,266	48.7%	362,360	28.4%	45.0%	318,256	910,500	223,520	100%

Five percent stockholders:
Cindy Taylor Robinson (17)	4,770,500	23.5%	—	0.0%	20.8%	—	—	—	0.0%
Taylor Voting Trust U/A/D 11/30/98 (18)	4,706,000	23.2%	—	0.0%	20.5%	—	—	—	0.0%
Second Curve Capital, LLC (19)	2,024,183	10.0%	—	0.0%	8.8%	—	—	—	0.0%
James P. Kastenholz (20)	1,534,377	7.3%	138,760	10.9%	6.5%	—	524,850	—	0.0%
Leonard A. Gail (21)	1,467,833	7.0%	134,760	10.6%	6.3%	—	522,350	—	0.0%
Robin M. Steans (22)	1,467,833	7.0%	134,760	10.6%	6.3%	—	522,350	—	0.0%
Leo A. Smith (23)	1,427,833	6.8%	134,760	10.6%	6.1%	—	522,350	—	0.0%
Heather A. Steans (24)	1,427,833	6.8%	134,760	10.6%	6.1%	—	522,350	—	0.0%
Michael P. Krasny (25)	1,050,000	5.1%	—	0.0%	4.5%	—	210,000	—	0.0%

*	Denotes beneficial ownership of less than one percent.

(1)	Includes shares of common stock that may be acquired through exercise of the current conversion feature associated with the shares of Series C Preferred held by such person or group.

(2)	The securities reported herein include: (i) 135,659 shares of common stock owned by Bruce W. Taylor; (ii) 16,253 shares of common stock held in an IRA account; (iii) a warrant to purchase 7,500 shares of common stock held by Bruce W. Taylor; (iv) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees; (v) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees; (vi) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees; (vii) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees; (viii) 48,000 shares of common stock that are held in the Bruce W. Taylor Revocable Trust under agreement dated April 10, 1984; and (ix) the 32,573 shares of common stock that are convertible from the Series C Preferred.

(3)	The securities reported herein include: (i) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees; (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees; (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees; (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees; (v) 375 shares held by Susan Taylor as custodian for Adam Taylor UTMA; (vi) 375 shares held by Susan Taylor as custodian for Brian Taylor UTMA; (vii) 300 shares held by Susan Taylor as custodian for Lisa Taylor UTMA; (viii) 3,000 shares owned by Susan Taylor; (ix) 16,151 shares of common stock held in an IRA account of Jeffrey W. Taylor; (x) 120,000 shares of common stock held directly by Jeffrey W. Taylor; and (xi) 4,888 shares of restricted stock.

(4)	Includes: (i) 1,447,528 shares of common stock owned by Harrison I. Steans as trustee of the Harrison I. Steans Self-Declaration of Revocable Trust; (ii) 4,888 shares of restricted stock; (iii) 310,668 shares of common stock issuable upon conversion of 152,600 shares of the Series C Preferred; and (iv) 67,100 shares of common stock issuable upon the exercise of certain warrants. The business address of Mr. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(5)	Detail with respect to Ms. Steans’s holdings is as follows:

•

727,035 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by James P. Kastenholz (the spouse of Jennifer W. Steans) as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 30,388 shares of common stock beneficially owned by Mr. Kastenholz individually; (iii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iv) 11,014 shares of common stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); (v) 211,166 shares of common stock beneficially owned by Ms. Steans individually; (vi) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (vii) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (viii) 4,888 shares of restricted stock beneficially owned by Ms. Steans individually. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv), (vi) and (vii) hereof.

•

282,492 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 22,903 shares of common stock issuable pursuant to 11,250 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 7,634 shares of common stock issuable pursuant to 3,750 shares of Series C Preferred beneficially owned by Mr. Kastenholz individually; (iv) 8,143 shares of common stock issuable pursuant to 4,000 shares of Series C Preferred beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz; (v) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; and (vi) 40,717 shares of common stock issuable pursuant to 20,000 shares of Series C Preferred held by the Steans 1996 Family Trust. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv), (v) and (vi) hereof.

•

Also comprised of 524,850 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 7,025 shares of common stock issuable pursuant to warrants owned by Ms. Steans individually; (iii) 2,350 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz individually; (iv) 2,500 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz; (v) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; and (vi) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv) and (v) hereof.

The business address of Ms. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(6)	Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. each has shared voting and dispositive power with respect to 367,335 shares of our common stock and 111,760 shares of Series E Preferred. Daniels & King Capital IV, L.L.C., Stephen V. King and C. Bryan Daniels each has shared voting and dispositive power with respect to 734,670 shares of our common stock and 223,520 shares of Series E Preferred. Mr. King and Mr. Daniels are the managing members of Daniels & King Capital IV, L.L.C., which is the sole general partner of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. Therefore, Mr. King, Mr. Daniels and Daniels & King Capital IV, L.L.C. may be deemed to beneficially own shares of our stock owned by Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. The 1,018,720 shares of our common stock beneficially owned by Mr. Daniels include: (i) 367,335 shares of our common stock held by Prairie Capital IV, L.P; (ii) 367,335 shares of our common stock held by Prairie Capital IV QP, L.P; (iii) warrants to purchase 142,025 shares of our common stock held by Prairie Capital IV, L.P.; and (iv) warrants to purchase 142,025 shares of our common stock held by Prairie Capital IV QP, L.P. The 223,520 shares of Series E Preferred beneficially owned by Mr. Daniels include: (i) 111,760 shares held by Prairie Capital IV, L.P.; and (ii) 111,760 shares held by Prairie Capital IV QP, L.P. The address for each of the reporting persons is c/o Prairie Capital, 191 North Wacker Drive, Suite 800, Chicago, Illinois 60606.

(7)	Includes: (i) 86,036 shares of common stock that are held by Mark A. Hoppe pursuant to a restricted stock grant; (ii) 40,717 shares of common stock issuable upon conversion of Series C Preferred owned jointly by Mr. Hoppe and his spouse; (iii) a warrant to purchase 3,000 shares of common stock held by Mark A. Hoppe and his spouse; and (iv) 122,074 shares of common stock.

(8)	Includes: (i) 21,000 shares owned by the M. Hill Hammock Jr. Living Trust; (ii) 21,000 shares owned by the Cheryl W. Hammock Living Trust; (iii) a warrant to purchase of 22,500 shares of common stock held by the M. Hill Hammock Jr. Living Trust; (iv) 160,000 shares of common stock owned by the M. Hill Hammock Individual Retirement Account; and (v) 5,650 shares of common stock that are held by M. Hill Hammock pursuant to a restricted stock grant.

(9)	Includes: (i) 4,888 shares of common stock that are held by Michael H. Moskow pursuant to a restricted stock grant; (ii) 60,000 shares of common stock that are held by the Michael H. Moskow Trust; and (iii) 12,000 shares of common stock that are held by the Suzanne M.K. Moskow Marital Trust.

(10)	Includes: (i) 135,691 shares owned by the Emanuel Family Partnership; and (ii) 10,280 shares of common stock owned by Ronald Emanuel.

(11)	Includes: (i) 56,600 shares of restricted stock; (ii) 20,358 shares of common stock issuable upon conversion of Series C Preferred owned by Mr. Ryan; and (iii) 66,036 shares of common stock.

(12)	Includes: (i) 1,020 shares of restricted stock; (ii) 25,074 shares of common stock; and (iii) 40,717 shares of common stock issuable upon conversion of the Series C Preferred owned by Tinberg Asset Management, LLC, of which Mr. Tinberg is the beneficial owner.

(13)	Includes: (i) 42,914 shares of common stock owned by the Randall T. Conte Individual Retirement Account; (ii) 8,143 shares of common stock issuable upon conversion of the Series C Preferred owned by the Randall T. Conte, Individual Retirement Account; and 14,663 shares of restricted stock beneficially owned by Mr. Conte individually.

(14)	Includes: (i) 20,439 shares of restricted stock; (ii) 2,036 shares of common stock issuable upon conversion of the Series C Preferred owned by the Michael Morton, Individual Retirement Account; and (iii) 27,103 shares of common stock.

(15)	Includes: (i) 600 shares owned by Ronald L. Bliwas under a trust agreement dated July 2001, for which Mr. Bliwas serves as trustee; and (ii) 19,012 shares of common stock owned by Ronald L. Bliwas.

(16)	Includes: (i) 510 shares of restricted stock, (ii) 750 shares of common stock, and (iii) a warrant to purchase 1,500 shares of common stock.

(17)	The securities reported herein include: (i) 4,586,720 shares of common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees; (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees; (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees; (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees; and (v) 64,500 shares owned by Cindy Taylor Robinson.

(18)	The securities reported herein include: (i) 4,586,720 shares of the common stock that are held by a Voting Trust under agreement dated 11/30/98, of which Jeffrey W. Taylor, Bruce W. Taylor and Cindy Taylor Robinson serve as trustees; (ii) 39,780 shares of common stock that are held in the Jeffrey W. Taylor Gift Trust under agreement dated 6/10/82, of which Jeffrey W. Taylor and Brian Taylor serve as co-trustees; (iii) 39,720 shares of common stock that are held in the Bruce W. Taylor Gift Trust under agreement dated 6/10/82, of which Bruce W. Taylor and Cindy Taylor Robinson serve as co-trustees; and (iv) 39,780 shares of common stock that are held in the Cindy L. Taylor Gift Trust under agreement dated 6/10/82, of which Cindy Taylor Robinson and Susan Taylor serve as co-trustees. The voting trust agreement with respect to the Taylor Trust provides the trustees with full discretion as to how to vote the shares of common stock held in trust under such agreement, either in person or by proxy, as they deem proper on all matters that may be submitted to stockholders. The voting trust agreement does not restrict the ability of the depositors of shares of common stock in the Taylor Trust from transferring such shares (subject to applicable restrictions under other agreements). The voting trust agreement may be terminated by a majority of the number of votes eligible to be cast by the trustees or the written consent of depositors holding two-thirds of all of the shares held in trust under the agreement.

(19)	As reported on a Form 4 filed with the SEC on May 26, 2011 jointly by Second Curve Capital, LLC, Thomas K. Brown and Second Curve Partners, L.P.

(20)	Detail with respect to Mr. Kastenholz’s holdings is as follows:

•

727,035 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by James P. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust (Ms. Steans is the spouse of Mr. Kastenholz); (ii) 30,388 shares of common stock beneficially owned by Mr. Kastenholz individually; (iii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iv) 11,014 shares of common stock beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz (the son of Mr. Kastenholz and Ms. Steans); (v) 211,166 shares of common stock beneficially owned by Ms. Steans individually; (vi) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (vii) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees; and (viii) 4,888 shares of restricted stock beneficially owned by Ms. Steans individually. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv), (v), (vi), (vii) and (viii) hereof.

•

282,492 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 22,903 shares of common stock issuable pursuant to 11,250 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 7,634 shares of common stock issuable pursuant to 3,750 shares of Series C Preferred beneficially owned by Mr. Kastenholz individually; (iv) 8,143 shares of common stock issuable pursuant to 4,000 shares of Series C Preferred beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz; (v) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; and (vi) 40,717 shares of common stock issuable pursuant to 20,000 shares of Series C Preferred held by the Steans 1996 Family Trust. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv), (v) and (vi) hereof.

•

524,850 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz as a trustee of the Jennifer Steans 1999 Descendants Trust; (ii) 7,025 shares of common stock issuable pursuant to warrants owned by Ms. Steans individually; (iii) 2,350 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Kastenholz individually; (iv) 2,500 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans, as custodian for Nicholas J. Kastenholz; (v) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; and (vi) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Mr. Kastenholz disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv), (v) and (vi) hereof.

The business address of Mr. Kastenholz is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(21)	Detail with respect to Mr. Gail’s holdings is as follows:

•

671,133 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by Leonard A. Gail as a trustee of the Robin Steans 1999 Descendants Trust (Ms. Steans is the spouse of Mr. Gail); (ii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iii) 100,777 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (v) 100,777 shares of common stock beneficially owned by Mr. Gail individually; and (vi) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv) and (vi) hereof.

•

274,350 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 15,269 shares of common stock issuable pursuant to 7,500 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; (iv) 40,717 shares of common stock issuable pursuant to 20,000 Series C Preferred held by the Steans 1996 Family Trust; and (v) 15,269 shares of common stock issuable pursuant to 7,500 shares of Series C Preferred beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), and (iv) hereof.

•

522,350 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 4,700 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; (iv) 4,675 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail individually; and (v) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Mr. Gail disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii) and (v) hereof.

The business address of Mr. Gail is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(22)	Detail with respect to Ms. Steans’s holdings is as follows:

•

671,133 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by Leonard A. Gail (the spouse of Ms. Steans) as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iii) 100,777 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; (v) 100,777 shares of common stock beneficially owned by Mr. Gail individually; and (vi) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims ownership of the shares described in clauses (i), (ii), (iv), (v) and (vi) hereof.

•

274,350 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 15,269 shares of common stock issuable pursuant to 7,500 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; (iv) 40,717 shares of common stock issuable pursuant to 20,000 shares of Series C Preferred held by the Steans 1996 Family Trust; and (v) 15,269 shares of common stock issuable pursuant to 7,500 shares of Series C Preferred beneficially owned by Mr. Gail individually. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv) and (v) hereof.

•

522,350 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail as a trustee of the Robin Steans 1999 Descendants Trust; (ii) 4,700 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; (iv) 4,675 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Gail individually; and (v) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), (iv) and (v) hereof.

The business address of Ms. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(23)	Detail with respect to Mr. Smith’s holdings is as follows:

•

631,134 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust (Ms. Steans is the spouse of Mr. Smith); (ii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iii) 161,555 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (v) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Mr. Smith disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii), (iv) and (v) hereof.

•

274,349 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 30,537 shares of common stock issuable pursuant to 15,000 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; and (iv) 40,717 shares of common stock issuable pursuant to 20,000 shares of Series C Preferred held by the Steans 1996 Family Trust. In accordance with Rule 13d-4, Mr. Smith disclaims beneficial ownership of the shares described in clauses (i), (ii), (iii) and (iv) hereof.

•

522,350 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 9,375 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; and (iv) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Mr. Smith disclaims the shares described in clauses (i), (ii), (iii) and (iv) hereof.

The business address of Mr. Smith is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(24)	Detail with respect to Ms. Steans’s holdings is as follows:

•

631,134 shares of common stock held as follows: (i) 7,115 shares of common stock beneficially owned by Leo A. Smith (the spouse of Heather A. Steans) as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 110,390 shares of common stock held by PCB Limited Partnership, of which Ms. Steans is one of three general partners; (iii) 161,555 shares of common stock beneficially owned by Ms. Steans individually; (iv) 170,000 shares of common stock beneficially owned by Trilogy Investment Group, LLC, of which Ms. Steans is one of three managing members and shares investment and voting power with respect to these shares; and (v) 182,074 shares of common stock held by the Steans 1996 Family Trust, over which Ms. Steans is one of three co-trustees. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (ii), (iv) and (v) hereof.

•

274,349 shares of common stock issuable upon conversion of Series C Preferred held as follows: (i) 21,906 shares of common stock issuable pursuant to 10,760 shares of Series C Preferred beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 30,537 shares of common stock issuable pursuant to 15,000 shares of Series C Preferred beneficially owned by Ms. Steans individually; (iii) 181,189 shares of common stock issuable pursuant to 89,000 shares of Series C Preferred beneficially owned by PCB Limited Partnership; and (iv) 40,717 shares of common stock issuable pursuant to 20,000 shares of Series C Preferred held by the Steans 1996 Family Trust. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clauses (i), (iii), and (iv) hereof.

•

522,350 shares of common stock issuable upon exercise of certain warrants held as follows: (i) 475 shares of common stock issuable pursuant to warrants beneficially owned by Mr. Smith as a trustee of the Heather Steans 1999 Descendants Trust; (ii) 9,375 shares of common stock issuable pursuant to warrants beneficially owned by Ms. Steans individually; (iii) 12,500 shares of common stock issuable pursuant to warrants held by the Steans 1996 Family Trust; and (iv) 500,000 shares of common stock issuable upon exercise of a warrant held by Financial Investment Corporation, over which Ms. Steans shares investing and voting power. In accordance with Rule 13d-4, Ms. Steans disclaims beneficial ownership of the shares described in clause (i), (iii) and (iv) hereof.

The business address of Ms. Steans is c/o Financial Investments Corporation, 50 East Washington Street, Suite 400, Chicago, Illinois 60602.

(25)	Includes a warrant to purchase 210,000 shares of common stock owned by a limited liability company which is wholly owned by Mr. Krasny’s revocable trust. The address for Mr. Krasny is 1622 Willow Road, Suite 200, Northfield, IL 60093.

COMPARISON OF RIGHTS OF OUR CAPITAL STOCK AFFECTED BY THE

SERIES C AMENDMENT AND SERIES E AMENDMENT

The following table highlights the material differences between the rights of holders of the shares of our Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred and common stock. While we believe that the table covers the material differences between such shares, this summary may not contain all of the information that is important to you. You should carefully read this Proxy Statement and the other documents we refer to for a more complete understanding of the differences between being a holder of shares of the various classes and series of our capital stock, particularly the sections immediately following the table, which contain more detailed descriptions of each of the classes and series of capital stock referenced therein.

Term of Security	Series C Preferred	Series D Preferred	Series E Preferred	Series G Preferred	Common Stock
Dividend Rights	Quarterly dividends at an annual rate of 8%, when, as and if declared by our Board of Directors	Generally treated as common stock on an as-converted basis	Quarterly dividends at an annual rate of 8%, when, as and if declared by our Board of Directors	Generally treated as common stock on an as-converted basis	Ratably when and if, and in the amount, declared by our Board of Directors, subject to the restrictions described below

Voting Rights	Entitled to vote on an as-converted basis with common stock	Generally none, except with respect to certain matters affecting the rights of Series D Preferred holders, as described below	Generally none, except with respect to certain matters affecting the rights of Series E Preferred holders, as described below	Generally none, except with respect to certain matters affecting the rights of Series G Preferred holders, as described below	Entitled to one vote on all matters on which holders of common stock are entitled to vote

Rights Upon Liquidation	$25.00 liquidation preference	Pro rata, with holders of common stock and Series G Preferred, after payment of all liabilities and subject to the prior rights of senior preferred stock holders	$25.00 liquidation preference	Pro rata, with holders of common stock and Series D Preferred, after payment of all liabilities and subject to the prior rights of senior preferred stock holders	Pro rata, with holders of Series D Preferred and Series G Preferred, after payment of all liabilities and subject to the prior rights of senior preferred stock holders

Dividend and Liquidation Priority	Senior to Series D Preferred, Series G Preferred and common stock; pari passu with Series B Preferred (as defined below) and Series E Preferred	Junior to Series B Preferred (as defined below), Series C Preferred and Series E Preferred; pari passu with common stock and Series G Preferred	Senior to Series D Preferred, Series G Preferred and common stock; pari passu with Series B Preferred (as defined below) and Series E Preferred	Junior to Series B Preferred (as defined below), Series C Preferred and Series E Preferred; pari passu with common stock and Series D Preferred	Junior to Series B Preferred (as defined below), Series C Preferred and Series E Preferred; pari passu with Series D Preferred and Series G Preferred

Conversion Rights	Convertible to shares of common stock at the option of the holder and, upon certain conditions, at the option of the Company, each as described below	Convertible to shares of common stock upon certain occurrences, as described below	Convertible to shares of Series D Preferred at the option of the holder and, upon certain conditions, at the option of the Company, each as described below; convertible to shares of Series C Preferred upon certain occurrences, as described below	Convertible to shares of common stock upon certain occurrences, as described below	None

Preemptive Rights	Right to participate in certain offerings of securities for a limited period, as described below	None	Right to participate in certain offerings of securities for a limited period, as described below	None	None

Listing	None	None	None	None	NASDAQ Global Select Market

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of our common stock as contained in the Certificate of Incorporation. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation. You are urged to read the Certificate of Incorporation in its entirety. Although we believe this summary covers the material terms and provisions of our common stock set forth in the Certificate of Incorporation, as amended, it may not contain all of the information that is important to you.

General

We may issue common stock from time to time. We have one class of common stock. Of the 45,000,000 shares of our common stock with a par value of $0.01 per share authorized, 20,417,428 shares were outstanding as of the Record Date, exclusive of shares held in treasury.

Dividend Rights

Holders of our common stock are entitled to receive any cash dividends that may be declared by our Board of Directors. During the second quarter of 2008, our Board of Directors discontinued dividend payments to common stockholders. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In connection with our participation in the TARP Capital Purchase Program and the issuance of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred”), we need the consent of the U.S. Treasury before we can pay any dividends on our common stock. Subject to these restrictions, the declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings and financial condition, the capital requirements of the Company and our subsidiaries, regulatory conditions and considerations and other factors as our Board of Directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to our preferred stock have been paid.

Voting Rights

Each share of Common Stock entitles the holder thereof to one vote per share on all matters on which the holders of our common stock are entitled to vote. The common stock does not have cumulative voting rights.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preemptive Rights

The holders of our common stock have no preemptive rights.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. The issued and outstanding shares of our common stock are fully paid and nonassessable.

DESCRIPTION OF SERIES C PREFERRED

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series C Preferred as contained in the Certificate of Incorporation, including the Series C Certificate. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation, including the Series C Certificate. You are urged to read the Certificate of Incorporation and Series C Certificate in their entirety. Although we believe this summary covers the material terms and provisions of the Series C Preferred, it may not contain all of the information that is important to you.

General

We have 1,500,000 shares of Series C Preferred authorized, of which, 1,276,480 shares were issued and outstanding as of the Record Date.

Dividend Rights

Holders of Series C Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our Board of Directors, payable quarterly in arrears in January, April, July and October of each year. Dividends on the Series C Preferred are non-cumulative. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series C Preferred for any period unless dividends for the same period with respect to our Series C Preferred have been paid.

Conversion

The Series C Preferred is currently convertible into shares of our common stock at a conversion price of $12.28 per share, subject to adjustments as set forth in the Series C Certificate. The Series C Preferred is currently convertible into shares of our common stock at the option of the holders of shares of Series C Preferred at any time, and will be convertible at our option at any time after the earlier to occur of: (i) May 28, 2015; and (ii) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013.

Dividend and Liquidation Priority

The Series C Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) senior to our common stock, our Series D Preferred, our Series G Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series C Preferred otherwise agree in writing); and (ii) pari passu with outstanding shares of our Series E Preferred and our Series B Preferred.

Voting Rights

Holders of Series C Preferred are entitled to vote on an as-converted basis (at a conversion rate, as of the date of this Proxy Statement, of 2.03583 shares of common stock per each share of Series C Preferred) with the holders of our common stock as a single class on all matters brought before our stockholders and will have no class voting rights except as specifically required under the Series C Certificate or Delaware law. Under the Series C Certificate, we must receive prior approval of the holders of Series C Preferred, voting as a separate class, to: (i) authorize or issue, or obligate the Company to issue, any Senior Stock or Parity Stock (as each of those terms is defined in the Series C Certificate); (ii) increase the authorized number of shares of Series C Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series C Preferred; (iv) amend the Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series C Preferred so as to affect them adversely; or (v) amend or waive any provision of the Series C Certificate.

Preemptive Rights

Until the earlier of: (i) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions); and (ii) May 28, 2012, we will provide each holder of Series C Preferred a right to maintain the proportionate equity interest in the Company represented by the shares of Series C Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

DESCRIPTION OF SERIES D PREFERRED

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series D Preferred as contained in the Certificate of Incorporation, including the Series D & E Certificate. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation, including the Series D & E Certificate. You are urged to read the Certificate of Incorporation and Series D & E Certificate in their entirety. Although we believe this summary covers the material terms and provisions of the Series D Preferred, it may not contain all of the information that is important to you.

General

We have 860,378 shares of our Series D Preferred authorized, of which, 405,330 shares were issued and outstanding as of the Record Date.

Dividend Rights

Holders of Series D Preferred are entitled to receive dividends when, as and if declared by our Board of Directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of Series D Preferred would be convertible into in connection with a Widely Dispersed

Offering (as defined below) of Series D Preferred. We will not pay any dividends with respect to our common stock unless a dividend is also paid to the holders of Series D Preferred. A “Widely Dispersed Offering” means any sale or other transfer of Series D Preferred or Series E Preferred, as applicable: (i) pursuant to any public offering or public sale of our securities; (ii) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer; (iii) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities; (iv) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities; or (v) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Conversion

Each share of Series D Preferred is convertible into one share of our common stock, subject to adjustment as set forth in the Series D & E Certificate, automatically upon a Widely Dispersed Offering of Series D Preferred.

Dividend and Liquidation Priority

The Series D Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) junior to our Series B Preferred, our Series C Preferred, our Series E Preferred and all future issuances of trust preferred stock; and (ii) pari passu with our common stock and Series G Preferred.

Voting Rights

Holders of Series D Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under the Series D & E Certificate and Delaware law. Under the Series D & E Certificate, we must receive prior approval of the holders of Series D Preferred, voting as a separate class, to: (i) authorize or issue, or obligate the Company to issue, any Senior Stock or Parity Stock (as each of those terms is defined in the Series D & E Certificate); (ii) increase the authorized number of shares of Series D Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series D Preferred; (iv) amend the Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series D Preferred so as to affect them adversely; or (v) amend or waive any provision of the Series D & E Certificate.

Preemptive Rights

The holders of our Series D Preferred have no preemptive rights.

DESCRIPTION OF SERIES E PREFERRED

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series E Preferred as contained in the Certificate of Incorporation, including the Series D & E Certificate. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation, including the Series D & E Certificate. You are urged to read the Certificate of Incorporation and Series D & E Certificate in their entirety. Although we believe this summary covers the material terms and provisions of the Series E Preferred, it may not contain all of the information that is important to you.

General

We have 223,520 shares of our Series E Preferred authorized, all of which shares were issued and outstanding as of the Record Date.

Dividend Rights

Holders of Series E Preferred are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference, when, as and if declared by our Board of Directors, payable quarterly in arrears in January, April, July and October of each year. Dividends on the Series E Preferred are non-cumulative. We will not pay any dividends with respect to our Series C Preferred unless a dividend is also paid to the holders of Series E Preferred. No cash dividends will be paid with respect to our common stock or any series of preferred stock junior to the Series E Preferred for any period unless dividends for the same period with respect to our Series E Preferred have been paid.

Conversion

The Series E Preferred is convertible into shares of Series D Preferred at a conversion price of $12.28 per share, subject to adjustments as set forth in the Series D & E Certificate. The Series E Preferred is convertible into shares of Series D Preferred at our option at any time after the earlier to occur of: (i) May 28, 2015; and (ii) the first date on which the volume-weighted average per share price of our common stock equals or has exceeded $15.964 (subject to certain customary adjustments) for at least 20 trading days within any period of 30 consecutive trading days occurring after May 28, 2013. In addition, the Series E Preferred is convertible on a one-for-one basis into shares of Series C Preferred upon any sale or other transfer of Series E Preferred in a Widely Dispersed Offering.

Dividend and Liquidation Priority

The Series E Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) senior to our common stock, our Series D Preferred, our Series G Preferred and each other class or series of preferred stock hereafter issued by us (unless the holders of a majority in interest of the outstanding Series E Preferred otherwise agree in writing); and (ii) pari passu with outstanding shares of our Series C Preferred and our Series B Preferred.

Voting Rights

Holders of Series E Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under the Series D & E Certificate and Delaware law. Under the Series D & E Certificate, we must receive prior approval of the holders of Series E Preferred, voting as a separate class, to: (i) authorize or issue, or obligate the Company to issue, any Senior Stock or Parity Stock (as each of those terms is defined in the Series D & E Certificate); (ii) increase the authorized number of shares of Series E Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series E Preferred; (iv) amend the Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series E Preferred so as to affect them adversely; or (v) amend or waive any provision of the Series D & E Certificate.

Preemptive Rights

Until the earlier of: (i) the date on which the holders of Series C Preferred no longer beneficially own in the aggregate at least 400,000 shares of Series C Preferred (subject to adjustment for stock splits, stock dividends and similar transactions); and (ii) May 28, 2012, we will provide each holder of Series E Preferred a right to maintain the proportionate equity interest in the Company represented by the shares of Series E Preferred held by such holder in connection with any future transactions involving the sale of equity securities, or securities convertible into equity securities, in a capital raising transaction (subject to customary exceptions such as for a firm commitment underwritten public offering).

DESCRIPTION OF SERIES G PREFERRED

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series G Preferred as contained in the Certificate of Incorporation, including the Certificate of Designations of 8% Non-Cumulative, Non-Voting, Contingent Convertible Preferred Stock, Series F, and Non-Voting Convertible Preferred Stock, Series G (the “Series F & G Certificate”). This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Certificate of Incorporation, including the Series F & G Certificate. You are urged to read the Certificate of Incorporation and Series F & G Certificate in their entirety. Although we believe this summary covers the material terms and provisions of the Series G Preferred, it may not contain all of the information that is important to you.

General

We have 1,350,000 shares of our Series G Preferred authorized, of which, 261,324 shares were issued and outstanding as of the Record Date.

Dividend Rights

Holders of Series G Preferred are entitled to receive dividends when, as and if declared by our Board of Directors, in an identical form of consideration and at the same time, as those dividends or distributions that would have been payable on the number of whole shares of our common stock that such shares of Series G Preferred would be convertible into in connection with a Widely Dispersed Offering (as defined below) of Series G Preferred. We will not pay any dividends with respect to our common stock unless an equivalent dividend also is paid to the holders of our Series D Preferred and Series G Preferred. A “Widely Dispersed Offering” means any sale or other transfer of Series G preferred stock: (i) pursuant to any public offering or public sale of our securities; (ii) to a person or group of persons if, after such transfer, such person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities without any such transfer; (iii) to a person or group of persons in a transaction or series of related transactions in which no transferee would receive in such transaction or series of related transactions more than 2% of our outstanding voting securities; (iv) pursuant to a merger, consolidation or similar transaction involving if, after such transaction, a person or group of persons in the aggregate would own or control more than 50% of our outstanding voting securities; or (v) to a person or group of persons who has been approved by the Federal Reserve Board to hold the number of our voting securities held by such person or group of persons after giving effect to such transfer.

Conversion

Each share of Series G Preferred is convertible into one share of our common stock, subject to adjustment as set forth in the Series F & G Certificate, automatically upon a Widely Dispersed Offering of such shares of Series G Preferred.

Dividend and Liquidation Priority

The Series G Preferred ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company: (i) junior to our Series B Preferred, our Series C Preferred, our Series E Preferred and all future issuances of trust preferred stock; and (ii) pari passu with our common stock and our Series D Preferred.

Voting Rights

Holders of Series G Preferred are not entitled to vote on any matters brought before our stockholders and have no class voting rights except as specifically required under the Series F & G Certificate and Delaware law. Under the Series F & G Certificate, we must receive prior approval of the holders of Series G Preferred, voting as a separate class, to: (i) authorize or issue, or obligate the Company to issue, any Senior Stock or Parity Stock (as each of those terms is defined in the Series F & G Certificate); (ii) increase the authorized number of shares of Series G Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series G Preferred; (iv) amend the Certificate of Incorporation or our By-laws, if such amendment would alter or change the powers, preferences or special rights of the holders of the Series G Preferred so as to affect them adversely; or (v) amend or waive any provision of the Series F & G Certificate.

Preemptive Rights

Our Series G Preferred does not entitle the holders thereof to any preemptive rights.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this Proxy Statement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this Proxy Statement is considered to be part of this Proxy Statement from the date we file that document. Any reports filed by us with the SEC after the date of this Proxy Statement will automatically update and, where applicable, supersede any information contained in this Proxy Statement or incorporated by reference in this Proxy Statement.

We incorporate by reference the following documents filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended December 31, 2010 (including those portions of our Definitive Proxy Statement filed with the SEC on April 12, 2011 which are incorporated therein); and

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2011.

We will furnish, without charge, copies of any and all documents referred to above, upon oral or written request of any stockholder of the Company. Requests for such materials should be sent to Taylor Capital Group, Inc., Attention: Investor Relations Department, 9550 West Higgins Road, Rosemont, Illinois 60618 or made by phone by calling (847) 653-7166. In addition, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available through the Company’s website at http://www.taylorcapitalgroup.com and the website of the SEC at www.sec.gov. The information found on, or otherwise accessible through, these websites is not incorporated by reference into, and is not otherwise a part of, this Proxy Statement or any other document that we file with or furnish to the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of KPMG LLP, our independent registered public accounting firm, are not expected to be present at the Special Meeting and, accordingly, will not have the opportunity to make a statement and will not be available to respond to appropriate questions.

FUTURE STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, proposals of stockholders intended to be considered for inclusion in our proxy statement and proxy for our 2012 Annual Meeting of Stockholders must be received by our Corporate Secretary by December 17, 2011, the date not less than 120 days prior to April 15, 2012 (the first anniversary of the date on which we first mailed our proxy materials for our 2011 annual meeting of stockholders). In addition, in accordance with Section 2.9 of our Third Amended and Restated By-Laws, with respect to an annual meeting of stockholders, to be timely, a stockholder’s notice of proposals for business to be transacted at an annual meeting (including nominations of directors) shall be delivered to, or mailed and received by, our Corporate Secretary not more than 90 nor less than 60 days prior to the anniversary of the mailing of the proxy statement for the prior year’s annual meeting (which for purposes of our 2012 Annual Meeting of Stockholders will be between January 16, 2012 and February 15, 2012). If, however, the date of our 2012 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of our 2010 Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of: (i) the 90th day prior to such annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is first made. If approved, stockholders are urged to read carefully the additional notice requirements for stockholder proposals and director nominations in Section 2.9 of our Third Amended and Restated By-laws. Our form of proxy for the 2012 Annual Meeting of Stockholders will confer discretionary authority upon the persons named as proxies therein to vote on any untimely stockholder proposals, and the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals that are not included in our proxy statement and form of proxy.

OTHER MATTERS

We know of no other matters to be presented for action at the Special Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

ANNEX I

SERIES C AMENDMENT

RESOLVED, that Section 2 of the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C, be amended by inserting the following definitions in their alphabetically proper order:

“‘Corporation Conversion Window’ means the period of time from and including December 27, 2011, through and including December 31, 2011.

‘Special Conversion Rate’ means, for each share of Series C Preferred, an amount equal to the sum of: (i) the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred), divided by the Conversion Price in effect at the time of conversion; plus (ii) the quotient of $7.00 (the value of the future cash dividends the holder of such share would be entitled to receive through May 28, 2015, assuming all dividends are declared and paid by the Corporation’s Board of Directors during such time), divided by the closing price of the Common Stock on the trading day immediately preceding the Conversion Date.”

RESOLVED, that Section 6(a) of the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C, be amended by replacing the same with the following:

“(a) Corporation Conversion Right.

(i) The Corporation shall have the right, at its option, to cause some or all of the Series C Preferred to be converted into shares of Common Stock at the then-applicable Conversion Rate at any time after a Mandatory Conversion Event.

(ii) During the Corporation Conversion Window, the Corporation shall have the right, at its option, to cause some or all of the Series C Preferred to be converted into shares of Common Stock at the then-applicable Special Conversion Rate.”

RESOLVED, that Section 8(b) of the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C, be amended by replacing the same with the following:

“(b) General Voting Rights. Each share of Series C Preferred shall entitle the Holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series C Preferred is convertible pursuant to Section 5(a), voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the Corporation, including with respect to the election of directors. With respect to any such vote in which the Holders participate, the shares of Series C Preferred shall entitle the Holder thereof to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such shares of Series C Preferred are convertible on the record date for such vote pursuant to Section 5(a).”

I-1

ANNEX II

SERIES E AMENDMENT

RESOLVED, that Article I of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by inserting the following definitions in their alphabetically proper order:

“‘Corporation Series E Conversion Window’ means the period of time from and including December 27, 2011, through and including December 31, 2011.

‘Series E Conversion Rate (Series G)’ means, for each share of Series E Preferred, an amount equal to the sum of: (i) the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series E Preferred), divided by the Series E Conversion Price in effect at the time of conversion; plus (ii) the quotient of $7.00 (the value of the future cash dividends the holder of such share would be entitled to receive through May 28, 2015, assuming all dividends are declared and paid by the Corporation’s Board of Directors during such time), divided by the closing price of the Common Stock on the trading day immediately preceding the Series E Conversion Date.

‘Series G Preferred’ means the Corporation’s Non-Voting Convertible Preferred Stock, Series G.”

RESOLVED, that Article I of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be further amended by replacing the definition of “Series E Junior Stock” therein with the following:

“‘Series E Junior Stock’ means the Common Stock, the Series D Preferred, the Series G Preferred, Convertible Securities and any other class or series of capital stock of the Corporation now or hereafter authorized, other than Series E Senior Stock or Series E Parity Stock.”

RESOLVED, that Article III, Section 5(b) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(b) Series E Conversion Date. Effective immediately prior to the close of business on any applicable Series E Conversion Date, dividends shall no longer be declared on any such converted shares of Series E Preferred, and such shares of Series E Preferred shall represent only the right to receive shares of Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of such shares; provided that Series E Holders shall have the right to receive any declared and unpaid dividends as of the Series E Conversion Date on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof, subject to the terms of Article III, Section 2(f).”

RESOLVED, that Article III, Section 5(c) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(c) Rights Prior to Conversion. Prior to the close of business on any applicable Series E Conversion Date, shares of Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series E Preferred shall not be deemed outstanding for any purpose, and Series E Holders shall have no rights with respect to the Series G Preferred, Series D Preferred, Series C Preferred or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for securities issuable upon conversion or rights to receive any dividends or other distributions on the Series G Preferred, Series D Preferred or other securities issuable upon conversion) by virtue of holding shares of Series E Preferred.”

RESOLVED, that Article III, Section 5(d) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(d) Record Holder as of Series E Conversion Date. The Person or Persons entitled to receive the Series G Preferred, Series D Preferred or Series C Preferred, as applicable, issuable upon conversion of Series E Preferred or other property issuable upon conversion of the Series E Preferred on any applicable Series E Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Series G, Series D Preferred or Series C Preferred, as applicable, as of the close of business on such Series E Conversion Date.”

RESOLVED, that Article III, Section 6(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(a) Corporation Conversion Right.

(i) The Corporation shall have the right, at its option, to cause some or all of the Series E Preferred to be converted into shares of Series D Preferred at the then-applicable Series E Conversion Rate (Series D) at any time after a Series E Mandatory Conversion Event.

(ii) During the Corporation Series E Conversion Window, the Corporation shall have the right, at its option, to cause some or all of the Series E Preferred to be converted into shares of Series G Preferred at the then-applicable Series E Conversion Rate (Series G).

(iii) Notwithstanding the foregoing, the Corporation may not cause any Series E Preferred to be converted pursuant to this Article III, Section 6 unless the Corporation simultaneously causes the same percentage of Series C Preferred to be converted into shares of Common Stock as it is causing the Series E Preferred to be converted hereunder.”

RESOLVED, that Article III, Section 6(c)(iii) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(iii) the number of shares of Series D Preferred or Series G Preferred, as applicable, to be issued upon conversion of each share of Series E Preferred and, if fewer than all the shares of Series E Preferred of a Series E Holder are to be converted, the number of such shares to be converted.”

RESOLVED, that Article III, Section 7(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(a) General. If the Corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series E Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Series D Preferred or Series G Preferred, as applicable, obtainable upon conversion of the Series E Preferred will be proportionately increased. If the Corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series E Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Series D Preferred or Series G Preferred, as applicable, obtainable upon conversion of the Series E Preferred will be proportionately decreased.”

RESOLVED, that Article IV, Section 3(a) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(a) Sufficient Shares. The Corporation shall at all times:

(i) reserve and keep available out of its authorized and unissued Common Stock, or shares of Common Stock acquired by the Corporation, solely for issuance upon the conversion of shares of Series D Preferred (including shares of Series D Preferred issuable upon conversion of issued and outstanding shares of Series E Preferred, and assuming for this purpose that all shares of Series D Preferred are at all times convertible into Common Stock), free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series D Preferred (including shares of Series D Preferred issuable upon conversion of issued and outstanding shares of Series E Preferred) and shares of Series C Preferred, respectively, then outstanding;

(ii) reserve and keep available out of its authorized and unissued Series D Preferred, or shares of Series D Preferred acquired by the Corporation, solely for issuance upon the conversion of shares of Series E Preferred, free from any preemptive or other similar rights, such number of shares of Series D Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding;

(iii) reserve and keep available out of its authorized and unissued Series G Preferred, or shares of Series G Preferred acquired by the Corporation, solely for issuance upon the conversion of shares of Series E Preferred, free from any preemptive or other similar rights, such number of shares of Series G Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding; and

(iv) reserve and keep available out of its authorized and unissued shares of Series C Preferred, or shares of Series C Preferred acquired by the Corporation, solely for issuance upon conversion of shares of Series E Preferred, in each case as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Series C Preferred as shall from time to time be issuable upon the conversion of all the shares of Series E Preferred then outstanding, assuming for this purpose that all shares of Series E Preferred are at all times convertible into Series C Preferred.”

RESOLVED, that Article IV, Section 3(b)(ii) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(ii) upon conversion of shares of Series E Preferred, as herein provided, shares of Series D Preferred or Series G Preferred, as applicable, acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Series D Preferred or Series G Preferred, as applicable), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Series E Holders).”

RESOLVED, that Article IV, Section 3(c) of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“(c) Free and Clear Delivery. All shares of (i) Common Stock delivered upon conversion of Series D Preferred, (ii) Series D Preferred or Series G Preferred delivered upon conversion of the Series E Preferred (to the extent applicable) and (iii) Series C Preferred upon conversion of the Series E Preferred (to the extent applicable), shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Series D Holders and the Series E Holders, respectively).”

RESOLVED, that Article IV, Section 6 of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“6. No Closing of Books; Cooperation. The Corporation shall not close its books against the transfer of Series D Preferred, Series E Preferred or of Common Stock or Series G Preferred issued or issuable upon conversion of Series D Preferred or Series E

Preferred in any manner which interferes with the timely conversion of Series D Preferred or Series E Preferred, as applicable. The Corporation shall assist and cooperate with any holder of Series D Preferred or Series E Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series D Preferred or Series E Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).”

RESOLVED, that Article IV, Section 8 of the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E, be amended by replacing the same with the following:

“8. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred, Series D Preferred, Series E Preferred, Series G Preferred or Common Stock or other securities issued on account of Series D Preferred or Series E Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred, Series D Preferred, Series E, Series G Preferred or shares of Common Stock or other securities in a name other than that in which the shares of Series D Preferred or Series E Preferred, as applicable, with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series D Preferred (and on the shares of Common Stock received upon their conversion) or Series E Preferred (and on the shares of Series G Preferred, Series D Preferred or Series C Preferred received upon their conversion, as applicable) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Series D Holders or Series E Holders, as applicable.”

ANNEX III

EXECUTIVE COMMITTEE AMENDMENT

RESOLVED, that the first paragraph of Article FIFTH, Section A of the Third Amended and Restated Certificate of Incorporation be amended by replacing the same with the following, and that the remainder of Article FIFTH, Section A remain unchanged:

“A. Until the earlier of December 31, 2011, and a Sale Transaction:”

RESOLVED, that Article FIFTH, Section B, Paragraph 1 of the Third Amended and Restated Certificate of Incorporation be amended by replacing the same with the following:

“B. 1. From and after the date that is the earlier of December 31, 2011, and a Sale Transaction, the business and affairs of the corporation shall be managed by, or under the direction of, the Board of Directors and no actions of the Board of Directors shall require the separate approval of the Executive Committee pursuant to Article FIFTH, Paragraph A.3 and A.4 of this Third Amended and Restated Certificate of Incorporation.”

III-1

ANNEX IV

PRO FORMA FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Series C Conversion and the Series E Conversion, both individually and in the aggregate. The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position that would have been realized had the Series C Conversion and Series E Conversion been completed as of the date indicated or that will be realized in the future if such transactions are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC, which is incorporated by reference into this Proxy Statement.

Our unaudited pro forma capitalization data as of September 30, 2011, has been presented as if the Series C Conversion and Series E had been completed on September 30, 2011. For purposes of the pro forma presentations as of September 30, 2011, we have assumed estimated aggregate expenses of $530,000 relating to the Series C Conversion and Series E Conversion, as well as a closing price of our common stock on the day immediately preceding the conversions of $9.60, which was the closing price of our common stock on November 22, 2011.

There can be no assurances that the foregoing assumptions will be realized in the future, nor can there be any assurances that the Series C Conversion and/or Series E Conversion will be consummated.

Pro-forma Capitalization

	September 30, 2011
		Pro Forma as adjusted
(Unaudited)	Actual	Series C Conversion Only	Series E Conversion Only	Series C & E Conversions
	(dollars in thousands,
	except per share data)
Long-Term Debt:
Subordinated Debt	$89,436	$89,436	$89,436	$89,436
Trust Preferred Securities	86,607	86,607	86,607	86,607

Total Long Term Debt	$176,043	$176,043	$176,043	$176,043

Stockholders’ Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized:
Series B, 5% fixed rate cumulative perpetual, 104,823 shares issued and outstanding, $1,000 liquidation value	$101,619	$101,619	$101,619	$101,619
Series C, 8% non-cumulative, convertible perpetual, 1,500,000 shares authorized, 1,276,480 issued and outstanding at September 30, 2011 and no shares issued and outstanding as adjusted for the Series C Conversion	31,912	—	31,912	—
Series D, nonvoting, convertible; 860,378 shares authorized; 405,330 shares issued and outstanding	4	4	4	4
Series E, 8% nonvoting, non-cumulative, convertible perpetual, 223,520 shares authorized, 223,520 shares issued and outstanding at September 30, 2011 and no shares outstanding as adjusted for the Series E Conversion	5,588	5,588	—	—
Series G, 8% nonvoting, convertible; 1,350,000 shares authorized, 243,182 shares issued and outstanding at September 30, 2011 and 861,214 issued and outstanding as adjusted for the Series E Conversion	2	2	9	9
Common stock, $0.01 par value; 45,000,000 shares authorized; 21,670,840 shares issued and 20,312,842 shares outstanding at September 30, 2011 and 25,200,303 shares issued and 23,842,305 shares outstanding as adjusted for the Series C Conversion (1)	217	252	217	252
Surplus (2)	340,641	380,923	347,257	388,069
Accumulated deficit (3)	(188,511)	(197,446)	(190,076)	(199,011)
Accumulated other comprehensive income, net	27,043	27,043	27,043	27,043
Treasury stock, at cost, 1,357,998 shares	(29,585)	(29,585)	(29,585)	(29,585)

Total Stockholders’ Equity	288,930	288,400	288,400	288,400

Total Capitalization (4)	$464,973	$464,443	$464,443	$464,443

Tangible book value per common share (5)	$7.37	$7.60	$7.62	$7.83

Capital Ratios:
Total risk-based capital ratio	13.63%	13.61%	13.61%	13.61%
Tier 1 risk-based capital ratio	10.08%	10.06%	10.06%	10.06%
Leverage ratio	7.83%	7.82%	7.82%	7.82%

(1)	Does not include: (i) 900,000 shares of common stock reserved for issuance upon exercise of detachable warrants issued in connection with the Bank's issuance of $60.0 million of subordinated notes in 2008; (ii) 500,000 shares of common stock reserved for issuance upon exercise of the warrant issued in 2008 to Financial Investments Corporation; (iii) 1,462,647 shares of common stock reserved for issuance upon exercise of the warrant issued to the Treasury in 2009; and (iv) 937,500 shares of common stock reserved for issuance upon exercise of detachable warrants issued by the Company in 2010.

(2)	Reflects, in the appropriate columns, the additional surplus provided by the issuance of 3,529,463 shares of common stock and 618,032 shares of Series G Preferred, net of issuance costs, assuming the closing price of the Company’s common stock on the date immediately prior to the respective conversions is $9.60.

(3)	Reflects, in the appropriate columns, the assumed non-cash dividend to Series C Preferred and Series E Preferred holders, assuming the value of future dividends to which such holders would otherwise receive through May 28, 2015 is converted into 930,767 shares of common stock and 162,983 shares of Series G Preferred, respectively, each based upon an assumed closing price of the Company’s common stock on the date immediately prior to the respective conversions of $9.60.

(4)	Total capitalization represents long-term debt plus total stockholders’ equity.

(5)	Equal to tangible common equity divided by shares outstanding. This measure is not recognized under GAAP and is therefore considered to be a non-GAAP financial measure. Please see “—Non-GAAP Financial Measures” for a reconciliation to the most comparable GAAP measure.

Non-GAAP Financial Measures

While our accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry, the information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible book value per common share,” as well as “tangible common equity,” which is used in calculating tangible book value per common share. Although we believe that these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible book value per common share” is defined as tangible common equity divided by total common shares outstanding.

“Tangible common equity” is defined as total stockholders’ equity reduced by preferred equity and intangible assets.

The limitations associated with non-GAAP financial measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to GAAP. The information provided below reconciles GAAP measures to tangible book value per common share and tangible common equity.

Non-GAAP Financial Measures

	September 30, 2011
		Pro Forma as adjusted
(Unaudited)	Actual	Series C Conversion Only	Series E Conversion Only	Series C & E Conversions
	(dollars in thousands, except per share data)
Tangible Common Equity

Total Stockholders’ Equity	$288,930	$288,400	$288,400	$288,400

Less Preferred Equity:
Series B Preferred	101,619	101,619	101,619	101,619
Series C Preferred	31,912	—	31,912	—
Series D Preferred	4	4	4	4
Series E Preferred	5,588	5,588	—	—
Series G Preferred	2	2	9	9

Total Preferred Equity	139,125	107,213	133,544	101,632

Tangible Common Equity	$149,805	$181,187	$154,856	$186,768

Common Shares Outstanding (1)	20,312,842	23,842,305	20,312,842	23,842,305

Tangible Book Value per common share	$7.37	$7.60	$7.62	$7.83

(1)	20,312,842 shares outstanding at September 30, 2011; 23,842,305 shares outstanding as adjusted for the Series C Conversion reflects 3,529,463 shares of common stock issued pursuant to such conversion, assuming the closing price of the Company’s common stock on the date immediately prior to the conversion is $9.60.

ANNEX V

FAIRNESS OPINION OF FINANCIAL ADVISOR

October 17, 2011

Board of Directors

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, IL 60018

Ladies and Gentlemen:

You have advised us that Taylor Capital Group, Inc. (the “Company”) is considering the proposed amendment of the Certificates of Designations (the “Amendments”) of the Company’s 8.0% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”) and its 8.0% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred” and, together with the Series C Preferred, the “Series C&E Preferred”) to enable the Company to comply with the terms of its capital plan as adopted by the Company’s Board of Directors in consultation with the Company’s regulators (the “Capital Plan”). The Series C Preferred is currently convertible by the Company into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and the Series E Preferred is currently convertible by the Company into shares of the Company’s Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), at any time after May 28, 2015 or, if the Common Stock has achieved certain minimum trading price levels, at any time after May 28, 2013, at an exchange ratio of 2.03583 (subject to adjustment under certain circumstances set forth in the Certificates of Designations). Other than with respect to voting rights and related transfer restrictions, the terms of the Series D Preferred are substantially the same as the Common Stock.

The Amendments would permit the Company to convert, at any time prior to December 31, 2011, (a) each share of outstanding Series C Preferred into a number of shares of Common Stock equal to the sum of 2.03583 plus the quotient of (i) $7.00 (the value of the future cash dividends the holder of a share of Series C&E Preferred would be entitled to receive through May 28, 2015, assuming all dividends were declared and paid by the Company’s Board of Directors during such period), divided by (ii) the closing price of the Common Stock on the trading day immediately preceding the date of conversion (the “Exchange Ratio”), and (b) each share of outstanding Series E Preferred into shares of Common Stock or shares of the Company’s Nonvoting Convertible Preferred Stock, Series G (the “Series G Preferred”) at the Exchange Ratio. Other than with respect to voting rights and related transfer restrictions, the terms of the Series G Preferred are substantially the same as the Common Stock, and the terms of the Series G Preferred are substantially the same as the Series D Preferred. The Company has advised us that, if the Amendments are approved, the Company intends to exercise its right to convert all of the outstanding shares of the Series C&E Preferred prior to December 31, 2011 (the “Conversion”).

Concurrently with the Conversion, the Company also proposes to raise up to $35.0 million through the issuance and sale of shares of Common Stock in a rights offering to existing shareholders of the Company (the “Rights Offering” and, together with the Conversion, the “Contemplated Transactions”). Certain of the holders of the Series C Preferred, including Harrison Steans and Jennifer Steans (and members of their direct and indirect family), also hold a large percentage of the

Board of Directors

Taylor Capital Group, Inc.

October 17, 2011

outstanding Common Stock and are members of the Company’s Board of Directors (the “Director Investors”). The Director Investors have indicated their intent to exercise all subscription rights to which they are entitled in the Rights Offering, as well as to subscribe for any and all shares available pursuant to the over-subscription privilege. Accordingly, the Company expects that any and all shares of Common Stock offered in the Rights Offering will be purchased. The Director Investors have also indicated their intent to vote their shares of Common Stock and Series C&E Preferred in favor of the Amendments. You have requested our opinion as to whether the Amendments are fair to the holders of the Common Stock of the Company from a financial point of view.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate finance transactions. In connection with rendering this opinion, we have reviewed, among other things (i) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (ii) certain internal financial projections for the Company for the years ending December 31, 2011 and 2012, which assume the Contemplated Transactions are completed, as prepared and furnished by the Company; (iii) the Certificates of Designations of the Series C&E Preferred and the proposed Amendments; (iv) the draft proxy statement of the Company to be sent to holders of the Company’s Common Stock in connection with the special meeting of shareholders to consider and vote on the Amendments; (v) the publicly reported historical price and trading activity for the Common Stock, including a comparison of certain financial and stock market information for the Company with similar publicly available information for certain other commercial banks the securities of which are publicly traded; (vi) the terms of the Company’s tender offer for its Series A, 8% Noncumulative Convertible Perpetual Preferred Stock completed in May 2010; (vii) the terms and conditions of certain public preferred stock exchanges in the commercial banking sector; (ix) the current market environment generally and the commercial banking sector environment in particular; (x) the Company’s Capital Plan as adopted by the Company’s Board of Directors in consultation with the Company’s regulators; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of the Company the business, financial condition, results of operations and prospects of the Company, including certain operating, liquidity, regulatory and other financial matters concerning the Company and its Capital Plan.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or any of its subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals.

Board of Directors

Taylor Capital Group, Inc.

October 17, 2011

With respect to internal financial projections prepared and furnished by the senior management of the Company and used by Sandler O’Neill in its analyses, the Company’s management confirmed to us that they reflected the best currently available estimates and judgments of such management with respect thereto and we assumed that such performances would be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in the Company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that the Company will remain as a going concern for all periods relevant to our analysis. We have also assumed that the Director Investors perform in accordance with their stated intentions. We express no opinion as to any of the legal, accounting and tax matters relating to the Contemplated Transactions.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to the prices at which the Common Stock may trade at any time.

We have acted as a financial advisor to a special committee of the Board of Directors of the Company in connection with the Contemplated Transactions and will receive a fee for our services. We will also receive a fee for rendering this opinion, which is due upon the delivery of the opinion. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to the Company and its affiliates. We may also actively trade the equity or debt securities of the Company or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion has been approved by Sandler O’Neill’s fairness opinion committee. Our opinion is directed to the Board of Directors of the Company in connection with its consideration of the Amendments and does not constitute a recommendation to any holder of shares of Common Stock or Series C&E Preferred as to how such shareholder should vote at any meeting of shareholders with respect to the Amendments. Our opinion is directed only to the fairness of the Amendments to the holders of Common Stock of the Company from a financial point of view and does not address the underlying business decision of the Company to engage in the Contemplated Transactions, the relative merits of the Contemplated Transactions as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We express no opinion as to the fairness of the Amendments to any holder of the Series C&E Preferred or any other matter. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Conversion by the Company’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Conversion by any other shareholder of the Company.

Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other

Board of Directors

Taylor Capital Group, Inc.

October 17, 2011

purposes, without Sandler O’Neill’s prior written consent; provided, however, that we hereby consent to the inclusion of this opinion in the proxy statement to be delivered to the holders of the Company’s Common Stock in connection with their consideration of the Amendments provided the opinion is quoted in full or attached as an exhibit to such proxy statement and has not been withdrawn prior to the date of such document.

Based upon and subject to the foregoing, it is our opinion that the Amendments are fair to the holders of Common Stock of the Company from a financial point of view.

Very truly yours,

/s/ Sandler O’Neill & Partners, L.P.

TAYLOR CAPITAL GROUP, INC. 9550 WEST HIGGINS ROAD ROSEMONT, IL 60018

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TAYLOR CAPITAL GROUP, INC.

The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

1.	Proposal to amend the Certificate of Designations of 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C (the “Series C Preferred”), to provide the Company with the ability to convert the shares of Series C Preferred to shares of the Company’s common stock at its option at any time between December 27, 2011 and December 31, 2011.	☐	☐	☐

2.	Proposal to amend the Certificate of Designations of Nonvoting Convertible Preferred Stock, Series D, and 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E (the “Series E Preferred”), to provide the Company with the ability to convert the shares of Series E Preferred to shares of the Company’s Nonvoting Convertible Preferred Stock, Series G, at its option at any time between December 27, 2011 and December 31, 2011.	☐	☐	☐

3.	Proposal to amend Article Fifth of the Company’s Third Amended and Restated Certificate of Incorporation to terminate the Executive Committee as of December 31, 2011.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

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M39239-S87025

        PROXY                                                                                                                                                                            PROXY

TAYLOR CAPITAL GROUP, INC.

ROSEMONT, ILLINOIS

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned holder of the common stock of Taylor Capital Group, Inc. (the “Company”) acknowledges receipt of the Proxy Statement and Notice of Special Meeting of Stockholders, dated November 23, 2011, hereby constitutes and appoints Mark A. Hoppe and Randall T. Conte, and each of them acting singly in the absence of the other, as proxies (the “Proxies”) and with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock held of record by the undersigned on November 21, 2011, at the Special Meeting of Stockholders to be held at 9:00 a.m., Central Time, on December 27, 2011, on the ninth floor of the Company’s executive offices located at 9550 West Higgins Road, Rosemont, Illinois 60018, or at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made with respect to a proposal on which shares are entitled to vote, this Proxy will be voted for each proposal provided herein, and, if other business is presented at the meeting, in accordance with the best judgment of the Proxies on those matters.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)